                                                                    EXHIBIT 4(a)


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                               KIMCO WESTLAKE L.P.


                                 ---------------


            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
            OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
           TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
         REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP
            AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN
           FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE
          EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION
          MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER
                 APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.



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ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         ORGANIZATIONAL MATTERS.........................................................................13
         Section 2.1       Formation.............................................................................13
         Section 2.2       Name..................................................................................13
         Section 2.3       Registered Office and Agent; Principal Office.........................................13
         Section 2.4       Power of Attorney.....................................................................13
         Section 2.5       Term..................................................................................15
         Section 2.6       Certificates Evidencing Partnership Interests.........................................15

ARTICLE 3         PURPOSE........................................................................................15
         Section 3.1       Purpose and Business..................................................................15
         Section 3.2       Powers................................................................................16

ARTICLE 4         CAPITAL CONTRIBUTIONS..........................................................................16
         Section 4.1       Capital Contributions of the Partners.................................................16
         Section 4.2       No Issuance of Additional Partnership Interests.......................................17
         Section 4.3       Discretionary Capital Contributions...................................................17
         Section 4.4       [Intentionally left blank]............................................................17
         Section 4.5       No Third Party Beneficiary............................................................17

ARTICLE 5         DISTRIBUTIONS..................................................................................17
         Section 5.1       Requirement and Characterization of Distributions.....................................17
         Section 5.2       Amounts Withheld......................................................................19

ARTICLE 6         ALLOCATIONS OF PROFIT AND LOSS.................................................................20
         Section 6.1       Capital Accounts......................................................................20
         Section 6.2       Net Income, Losses and Distributive Shares............................................21
         Section 6.3       Negative Capital Accounts.............................................................25
         Section 6.4       Application to Assignees..............................................................25

ARTICLE 7         MANAGEMENT AND OPERATIONS OF BUSINESS..........................................................25
         Section 7.1       Management............................................................................25
         Section 7.2       Certificate of Limited Partnership....................................................28
         Section 7.3       Restrictions on General Partner Authority.............................................28
         Section 7.4       Reimbursement of the General Partner..................................................30
         Section 7.5       Contracts with Affiliates.............................................................30
         Section 7.6       Indemnification.......................................................................30
         Section 7.7       Liability of the General Partner......................................................32
         Section 7.8       Other Matters Concerning the General Partner..........................................33
         Section 7.9       Title to Partnership Assets...........................................................34
         Section 7.10      Reliance by Third Parties.............................................................34
         Section 7.11      General Partner's Capital Contribution to Fund the Prorations and Other
                           Expenses under the Contribution Agreement.............................................35
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ARTICLE 8         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.....................................................35
         Section 8.1       Limitation of Liability...............................................................35
         Section 8.2       Management of Business................................................................35
         Section 8.3       Outside Activities of Limited Partners and Assignees..................................36
         Section 8.4       Return of Capital.....................................................................36
         Section 8.5       Exchange Rights of Qualifying Parties.................................................36
         Section 8.6       The General Partner's Right to Call Limited Partner Interests.........................40
         Section 8.7       Other Exchanges.......................................................................41

ARTICLE 9         BOOKS, RECORDS, ACCOUNTING AND REPORTS.........................................................42
         Section 9.1       Records and Accounting................................................................42
         Section 9.2       Fiscal Year...........................................................................42
         Section 9.3       Reports and Partnership Information...................................................42
         Section 9.4       Confidential Material.................................................................43

ARTICLE 10        TAX MATTERS....................................................................................43
         Section 10.1      Preparation of Tax Returns............................................................43
         Section 10.2      Tax Elections.........................................................................43
         Section 10.3      Tax Matters Partner...................................................................44
         Section 10.4      Organizational Expenses...............................................................45
         Section 10.5      Withholding...........................................................................45

ARTICLE 11        TRANSFERS AND WITHDRAWALS......................................................................46
         Section 11.1      Transfer .............................................................................46
         Section 11.2      Transfer of the General Partner Interest..............................................47
         Section 11.3      Limited Partners' Rights to Transfer..................................................48
         Section 11.4      Substituted Limited Partners..........................................................49
         Section 11.5      Assignees.............................................................................49
         Section 11.6      General Provisions....................................................................50

ARTICLE 12        ADMISSION OF PARTNERS..........................................................................51
         Section 12.1      Admission of Successor General Partner................................................51
         Section 12.2      Amendment of Agreement and Certificate of Limited Partnership.........................51

ARTICLE 13        DISSOLUTION, LIQUIDATION AND TERMINATION.......................................................52
         Section 13.1      Dissolution...........................................................................52
         Section 13.2      Winding Up............................................................................52
         Section 13.3      Rights of Partners and Assignees......................................................53
         Section 13.4      Notice of Dissolution.................................................................54
         Section 13.5      Termination of Partnership and Cancellation of Certificate of Limited
                           Partnership...........................................................................54
         Section 13.6      Reasonable Time for Winding-Up........................................................54
         Section 13.7      Waiver of Partition...................................................................54

ARTICLE 14        AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...................................................54
         Section 14.1      Amendments............................................................................54
         Section 14.2      Meetings of the Partners..............................................................55
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ARTICLE 15        GENERAL PROVISIONS.............................................................................55
         Section 15.1      Addresses and Notice..................................................................55
         Section 15.2      Titles and Captions...................................................................56
         Section 15.3      Pronouns and Plurals..................................................................56
         Section 15.4      Further Action........................................................................56
         Section 15.5      Binding Effect........................................................................56
         Section 15.6      Creditors.............................................................................56
         Section 15.7      Waiver................................................................................56
         Section 15.8      Counterparts..........................................................................56
         Section 15.9      Applicable Law........................................................................57
         Section 15.10     Invalidity of Provisions..............................................................57
         Section 15.11     Entire Agreement......................................................................57


Exhibit A                  Partners Contributions and Partnership Interests
Exhibit B                  Form of Notice of Exchange
Exhibit C                  Form of Prospective Subscriber Questionnaire
Exhibit D                  Representations and Warranties
Exhibit E                  Form of Tax Protection Agreement

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                                      iii

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               KIMCO WESTLAKE L.P.


         THIS AGREEMENT OF LIMITED PARTNERSHIP OF KIMCO WESTLAKE L.P. (as it may be amended, supplemented or restated from time to time, this "Agreement"), dated as of October 22, 2002 (the "Closing Date"), is entered into by Kimwest 186, Inc., a Delaware corporation (the "General Partner"), Kimco Realty Corporation, a Maryland corporation (the "Kimco Limited Partner") and the Persons (as defined below) whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time) (collectively, including the Kimco Limited Partner, the "Limited Partners").

         WHEREAS, in connection with that certain Contribution Agreement dated as of August 14, 2002, as amended from time to time, the Partners of the Partnership desire to form the Partnership and carry on the partnership on the following terms and conditions.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Uniform Limited Partnership Act of the State of California, as it may be amended from time to time, and any successor to such statute.

         "Additional Unit Number" shall mean, as of any Exchange Date, a number determined by (1) dividing 80,000,000 by (2) the product of (A) the Value of a REIT Share on the Exchange Date and (B) the Modified Adjustment Factor, and (3) subtracting 2,383,080 therefrom; provided that in no event shall the aggregate Additional Unit Number be greater than 251,966 or less than zero. Notwithstanding the foregoing, for purposes of any Exchange Date occurring on or after the fifth (5th) anniversary of the Closing Date, the Additional Unit Number shall be fixed based on the foregoing formula using, in lieu of the amount described in clause (2)(A) above, the Fifth Anniversary Average Price, and by using, in lieu of the factor specified in clause (2)(B) above, the Modified Adjustment Factor as of such fifth (5th) anniversary. The Additional Unit Number with respect to Tendered Units on any Exchange Date shall mean the Additional Unit Number, determined as provided in the preceding sentences on the relevant Exchange Date for such Tendered Units, multiplied by a fraction, the numerator of which is the number of such Tendered Units and the denominator is the aggregate number of Units issued to the Westlake Limited Partner on the Closing Date.

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         "Adjusted Capital Account" means, with respect to any Partner, such
Partner's Capital Account maintained in accordance with Section 6.1 hereof, as of the end of the relevant period, after giving effect to the following adjustments:

                  A. Credit to such Capital Account that portion of any deficit Capital Account balance that such Partner is obligated to restore under the terms of this Agreement or any other document, such Partner's share of Minimum Gain and such Partner's share of Partner Nonrecourse Debt Minimum Gain.

                  B. Debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Regulations Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account as of the end of the relevant period.

         "Adjustment Factor" means 1.0; provided, however, that in the event Kimco or its successors in interest (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, or
(iv) issues REIT Shares to all holders of its outstanding REIT Shares pursuant to a recapitalization or reclassification of outstanding REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined by assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination; provided, further, that in the event Kimco or its successor in interest engages in a Transaction that results in a successor to Kimco, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, the numerator of which shall be the Value of a REIT Share of Kimco immediately prior to the effectiveness of the Transaction and the denominator of which shall be the Value of a REIT Share of the successor of Kimco immediately prior to the effectiveness of the Transaction; provided, further, that the Adjustment Factor shall be adjusted in the event of a distribution pursuant to Section 5.1.B(3) and Section 5.1.B(4) of this Agreement by multiplying the Adjustment Factor previously in effect by a fraction (X) the numerator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Westlake Limited Partners and the Westlake Assignees as of the date of such distribution minus the aggregate distribution to the Westlake Limited Partners and the Westlake Assignees pursuant to Section 5.1.B(3) and Section 5.1.B(4) hereof on such date and (Y) the denominator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Westlake Limited Partners and the Westlake Assignees as of the date of such distribution (determined immediately prior to such distribution)(the adjustment resulting from this proviso, the "Return of Capital Adjustment"). Any adjustments to the Adjustment Factor shall become effective, with respect to any events described above, on the record date (or if no record date, the effective date for such event) or, with respect to an adjustment to the Adjustment Factor due to a distribution to the Limited Partners pursuant to Section 5.1.B(3) and Section 5.1.B(4) hereof, the earlier of the date of such distribution or the date in which the Limited Partners and the Assignees become entitled to such distribution (if any).

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         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

         "Agreed Value" means, (i) in the case of the Property, the gross fair market value of such property at the time of contribution as set forth in the Contribution Agreement and on Exhibit A to this Agreement, and (ii) in the case of assets (other than cash) contributed or deemed contributed to the Partnership by a Partner, the gross fair market value thereof listed in Exhibit A to this Agreement in connection with such contribution.

         "Agreement" means this Agreement of Limited Partnership and the exhibits thereto (including without limitation, the Tax Protection Agreement), as it (or they) may be amended, supplemented or restated from time to time.

         "Appraised Value" means the amount for which the Partnership's assets and business would be sold, on an "as is" basis, with no representations or warranties, in an arm's-length transaction, by a willing seller to a willing buyer, neither being under compulsion to buy or sell.

         "Assignee" means a Person to whom all or a portion of the economic interest appurtenant to one (1) or more Limited Partner Interests has been transferred in a manner permitted under this Agreement. "Assignee" shall not include a Substituted Limited Partner.

         "Assumed Liquidation Value" with respect to a Limited Partnership Interest means the amount, as reasonably determined by the General Partner, that would be received with respect to such interest if the Partnership sold all of its assets and business for the Appraised Value on the Exchange Date and immediately thereafter the Partnership paid all liabilities and obligations of the Partnership, and deducted customary closing costs that would be associated with a third party sale, and distributed the net proceeds to each Partner in liquidation of the Partnership pursuant to Section 13.2 hereof.

         "Assumed Tax Rate" means the combined maximum marginal individual federal and California income tax rates for the year of the allocation at issue, adjusted to take into account the deductibility of state income tax for federal income tax purposes.

         "Available Cash" means, with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source (including without limitation any loans from the Kimco Limited Partner and the proceeds of any Capital Contribution to the Partnership and excluding the gross proceeds of any Terminating Capital Transaction) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines in its sole and absolute discretion such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below; less (b) the sum of the following (except to the extent taken into account in determining Terminating Capital Transaction Proceeds):

                           (i) all interest, principal and other debt payments made during such period by the Partnership,

                           (ii) all cash expenditures (including, without limitation, capital expenditures with respect to tangible and intangible assets) made by the Partnership during such period,

                           (iii) investments in any entity (including, without limitation, loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii); and

                           (iv) the amount of any increases in reserves established during such period which the General Partner determines in its sole and absolute discretion are necessary or appropriate.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "Book-Tax Disparity" means, with respect to the Property, as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

         "Book Value" means, with respect to the Property or any other property contributed to the Partnership in accordance with this Agreement, the Agreed Value of such property, and, with respect to any other Partnership asset, the asset's adjusted basis for federal income tax purposes; provided, however, (a) the Book Value of all Partnership assets may be adjusted in the event of a revaluation of Partnership assets in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) to such fair market value as shall be determined by the General Partner in its reasonable judgment; (b) the Book Value of any Partnership asset other than cash distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner in its reasonable judgment and (c) the Book Value of any Partnership asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by law to close.

         "Call Right" has the meaning set forth in Section 8.6.A.1.

         "Call Notice" has the meaning set forth in Section 8.6.A.2.

         "Capital Account" has the meaning set forth in Section 6.1.A.

         "Capital Contribution" means, with respect to any Partner, the aggregate amount of cash and other property which such Partner contributes or is deemed to contribute to the Partnership in accordance with this Agreement.

         "Cash Payment" has the meaning set forth in Section 8.5.A.1.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership to be filed in the office of the Secretary of State of the State of California simultaneously with the effectiveness of this Agreement, as amended from time to time in accordance with the terms hereof and the Act.

         "Charter" means the Articles of Incorporation of Kimco filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

         "Closing Date" shall have the meaning set forth in the first paragraph of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Contribution Agreement" means the Contribution Agreement, dated as of August 14, 2002, between KRC Acquisition Corp., a Maryland corporation, and the other parties thereto as amended from time to time.

         "Control" means the ability, whether through ownership of partnership interests, of voting securities, or otherwise, to direct the policies and management of any business entity.

         "Delivery Date" has the meaning set forth in Section 8.5.C.

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction at the beginning of such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner that is consistent with the Partnership's method for making allocations under Code Section 704(c).

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         "Exchange" has the meaning set forth in Section 8.5.A.1.

         "Exchange Date" means (a) with respect to Section 8.5, the date of receipt by the General Partner of a Notice of Exchange from a Qualifying Party pursuant to Section 8.5.A.3; and (b) with respect to Section 8.6, the date on which the General Partner exercises the Call Right, as specified in the Call Notice pursuant to Section 8.6.A.2.

         "Exchange Right" has the meaning set forth in Section 8.5.A.1.

         "Exchange Shares" has the meaning set forth in Section 8.5.B.1 hereof.

         "Fair Market Value" means, with respect to a Limited Partner Interest held by a Westlake Limited Partner, the Cash Payment that would be paid with respect to such Limited Partner Interest upon the exercise of the Exchange Right with respect thereto (on the date of the distribution pursuant to Section 5.1.B giving rise to the determination of Fair Market Value), assuming the General Partner did not elect to cause such Limited Partner Interest to be exchanged for REIT Shares. The determination of Fair Market Value shall be made without regard to the one-year period specified in Section 8.5A.

         "Family Member(s)" means, with respect to any natural Person, such Person's spouse, the natural or adoptive parents of such Person or his or her spouse and the descendants, nephews, nieces, cousins, in-laws, aunts, uncles, brothers, sisters (and their respective spouses) of such Person and any trusts where such persons are direct or indirect beneficiaries.

         "Fifth Anniversary Average Price" means the average of the daily market prices for a REIT Share for twenty (20) consecutive trading days immediately preceding the fifth (5th) anniversary of the Closing Date. The market price for any such trading day shall be the closing price on the New York Stock Exchange (or such other principal exchange on which REIT Shares are traded) on such day.

         "Final adjustment" has the meaning set forth in Section 10.3.B(2).

         "General Partner" means Kimwest 186, Inc., a Delaware corporation, in its capacity as the general partner of the Partnership, or its successor as general partner of the Partnership.

         "General Partner Interest" means a Partnership Interest held by the General Partner, in its capacity as general partner.

         "Incapacity" means, (i) as to any individual that is Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner that is or has become nonappealable;
(c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding filed against the Partner seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment, without the Partner's consent or acquiescence, of a trustee, receiver or liquidator for the Partner or for all or a substantial part of the Partner's assets has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety
(90) days after the expiration of any such stay.

         "Indemnitee" means any Person made a party to a proceeding by reason of
(i) his, or its status as the General Partner, or as a partner, director, trustee or officer of the Partnership or the General Partner, or as a shareholder, director or officer of the General Partner, Kimco or any other partner of the General Partner, or (ii) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness or obligation of the Partnership (including, without limitation, any indebtedness or obligation which the Partnership has assumed or taken assets subject to).

         "Initial Limited Partners" means the Kimco Limited Partner and Westlake Development Company, Inc.

         "Investment Documents" has the meaning set forth in Section 11.4 hereof.

         "IRS" means the Internal Revenue Service.

         "Issuance Date" shall be the date that the Tendering Party receives either the REIT Shares or cash in connection with an Exchange.

         "Kimco" means Kimco Realty Corporation, a Maryland corporation.

         "Limited Partner" shall mean each Initial Limited Partner of the Partnership or any Substituted Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

         "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Liquidating Event" has the meaning set forth in Section 13.1.

         "Liquidator" has the meaning set forth in Section 13.2.

         "Loss" means, for each taxable year or other period, an amount equal to the Partnership's items of taxable deduction and loss for such year or other period, determined in accordance with Code Section 703(a) (including all items of loss or deduction required to be stated separately under Code Section 703(a)(1)), with the following adjustments:

                  (a) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Loss, will be considered an item of Loss;

                  (b) Loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Value;

                  (c) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period;

                  (d) Any items of deduction and loss specially allocated pursuant to Section 6.2.D shall not be considered in determining Loss; and

                  (e) Any decrease to Capital Accounts as a result of any adjustment to the Book Value of Partnership assets pursuant to Regulation Section 1.704-1(b)(2) (iv)(f) or (g) shall constitute an item of Loss.

         "Majority Holders" has the meaning set forth in Section 8.6.A.3.

         "Minimum Gain" shall have the meaning of such term as set forth in Regulations Section 1.704-2(d). A Partner's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Regulations
Section 1.704-2(g).

         "Modified Adjustment Factor" means the Adjustment Factor determined without regard to the effect thereon of any Return of Capital Adjustment.

         "Net Loss" means, for any period, the excess of Losses over Profits, if applicable, for such period.

         "Net Profit" means, for any period, the excess of Profits over Losses, if applicable, for such period.

         "Nonrecourse Debt" means a non-recourse liability as defined in Regulations Section 1.752-1(a).

         "Notice of Exchange" has the meaning set forth in Section 8.5.A.

         "Outside Date" has the meaning set forth in the Tax Protection
Agreement.

         "Ownership Limit" means the applicable restriction on ownership of shares of Kimco imposed under the Charter (as in effect from time to time).

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

         "Partner Nonrecourse Debt" has the meaning of such term set forth in Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning of such term set forth in Regulations Section 1.704-2(i).

         "Partner Nonrecourse Deductions" has the meaning of such term set forth in Regulations Section 1.704-2(i). The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined.

         "Partner Priority Return" means an amount payable with respect to each Unit held of record on the Partner Record Date equal to (a) the Dividend Factor (as hereinafter defined), multiplied by (b) the dividend payable with respect to one REIT Share to owners of record on the date corresponding to the applicable Partner Record Date, multiplied by (c) the Adjustment Factor as of such date. No Partner Priority Return shall accrue with respect to any Unit between Partner Record Dates. For all record dates on or before the fifth (5th) anniversary of the Closing Date, the "Dividend Factor" will equal 1.105731. For all record dates after the fifth (5th) anniversary of the Closing Date, the Dividend Factor shall equal the number determined in the following manner: if the product of the Fifth Anniversary Average Price multiplied by the Modified Adjustment Factor (the "Dividend Adjustment Average") is greater than or equal to $33.57, the Dividend Factor shall be 1.0; if the Dividend Adjustment Average is equal to or less than $30.36, the Dividend Factor shall be 1.105731; and if the Dividend Adjustment Average is less than $33.57 and greater than $30.36, the Dividend Factor shall equal $33.57 divided by the Dividend Adjustment Average (rounded to the nearest millionth).

         "Partner Record Date" has the meaning set forth in Section 5.1(A).

         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership and includes any and all benefits to which the holder of such Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "Partnership Year" means the calendar year.

         "Percentage Interest" with respect to a Partner means the amount, expressed as a percentage, determined by dividing such Partner's number of Units divided by the aggregate Units held by all Partners.

         "Permitted Transferee" has the meaning set forth in Section 11.3 hereof.

         "Person" means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

         "Primary Registration Statement" has the meaning set forth in Section 1(a) of the Registration Rights Agreement.

         "Profit" means, for each taxable year or other period, an amount equal to the Partnership's items of taxable income and gain for such year or other period, determined in accordance with Code Section 703(a) (including all items of income and gain required to be stated separately under Code Section 703(a)(1)), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit will be added to Profit;

                  (b) Gain resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Value;

                  (c) Any items specially allocated pursuant to Section 6.2.D shall not be considered in determining Profit; and

                  (d) Any increase to Capital Accounts as a result of any adjustment to the Book Value of Partnership assets pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) or (g) shall constitute an item of Profit.

         "Property" means the approximately 561,566 square foot mixed use commercial center known as the Westlake Shopping Center, located in Daly City, California or other real property owned by the Partnership from time to time.

         "Purchase Period" has the meaning set forth in Section 11.6.C.

         "Purchase Price" has the meaning set forth in Section 11.6.B.

         "Qualifying Party" means any Limited Partner.

         "Regulations" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust qualifying under Code
Section 856.

         "REIT Share" means a share of Kimco's Common Stock, par value $.01 per share, or a share of the common stock of a successor to Kimco pursuant to a Transaction.

         "REIT Shares Amount" means, as of any Exchange Date, a number equal to
(a) the sum of the number of Tendered Units subject to such exercise plus the Additional Unit Number, if any, with respect to such Tendered Units, multiplied by (b) the Adjustment Factor.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, of even date herewith, between Kimco and Westlake Development Company, Inc.

         "Registration Statement" has the meaning set forth in Section 1(c) of the Registration Rights Agreement.

         "Related Party" means, with respect to any Person, any other Person whose ownership of shares of Kimco's capital stock would be attributed to the first such Person under either Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318 (as modified by Code 856(d)(5)).

         "Representative" has the meaning set forth in Section 8.6.A.3.

         "Residual Percentage Interest" means the ratio in which distributions are required to be made pursuant to Section 5.1.B(4).

         "Return of Capital Adjustment" has the meaning set forth in the definition of Adjustment Factor.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership from and after the date of this Agreement pursuant to Section 11.4.

         "Tax Protection Agreement" means that certain agreement entered into by and among Kimco, the Partnership, the General Partner and the Westlake Limited Partner of even date herewith relating to certain tax matters, in the form attached hereto as Exhibit E.

         "1031 Transaction" means a transaction treated as a wholly tax-free exchange under Code Section 1031.

         "Tendered Units" has the meaning set forth in Section 8.5.A.1 hereof.

         "Tendering Party" has the meaning set forth in Section 8.5.A.3 hereof.

         "Terminating Capital Transaction" means any sale, transfer or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, other than a 1031 Transaction or any other transaction in which gain or loss is not recognized by the Partnership for federal income tax purposes. A Terminating Capital Transaction may, in the General Partner's discretion, occur upon the sale or other disposition of all or substantially all of the assets of the Partnership even if the Partnership receives in exchange consideration that consists, in whole or in part, of proceeds other than cash and regardless of whether such sale or other disposition results in winding up of the Partnership.

         "Terminating Capital Transaction Proceeds" means the sum of (i) (A) all cash, notes or publicly traded securities received in a Terminating Capital Transaction, (B) all cash received by the Partnership in respect of, or from the sale or disposition by the Partnership of, non-cash proceeds of a Terminating Capital Transaction and (C) non-cash proceeds of a Terminating Capital Transaction, less (ii) all costs and expenses of the Partnership relating to such Terminating Capital Transaction and all reserves established from the proceeds of such Terminating Capital Transaction as are determined by the General Partner in its sole and absolute discretion.

         "Transaction" has the meaning set forth in Section 11.2 hereof.

         "Transfer," when used with respect to all or any portion of a Partnership Interest, means, subject to the terms of this definition below, any transaction in which a Partner assigns all or any portion of his or its Partnership Interest to another Person and includes any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. When the term "Transfer" is used in Article 11 hereof, Transfer shall not mean (i) any Exchange of Limited Partner Interests by the Partnership or any acquisition of Tendered Units by the General Partner pursuant to Section 8.5 hereof or (ii) any exchange of Limited Partner Interests pursuant to Section 8.6 or Section 8.7 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

         "Transfer Interests" has the meaning set forth in Section 11.6.A.

         "Transfer Notice" has the meaning set forth in Section 11.6.B.

         "Transfer Terms" has the meaning set forth in Section 11.6.B.

         "Units" means, collectively, the units of Limited Partner Interests issued to the Initial Limited Partners and the units of General Partnership Interests issued to the General Partner on the Closing Date pursuant to the Contribution Agreement, which units are set forth on Exhibit A. A transferee of an undivided portion of a Partner's Partnership Interest shall succeed to a proportionate number of the transferring Partner's Units.

         "Unrecovered Capital Amount" means, with respect to any Partner, the sum of (i) the aggregate net amount credited to the Capital Account of such Partner pursuant to Section 6.1 upon the making of a Capital Contribution to the Partnership, less (ii) the aggregate distributions to such Partner pursuant to Sections 5.1.B(3) and 5.1.B(4). The Unrecovered Capital Amount (as so adjusted) shall be reduced for each Partnership Interest tendered for redemption by such Partner, if any, by the Unrecovered Capital Amount allocable to such Partnership Interest as of the Issuance Date for such tender. In addition, the Unrecovered Capital Amount for each Partner (as so defined) shall be increased or decreased, as the case may be, for any transfers of Partnership Interests (or economic interests therein) to or by such Partner, in each case by an amount of the then Unrecovered Capital Amount allocable to the Partnership Interests (or economic interests therein) transferred at the time of the transfer.

         "Value" means, on any Exchange Date, the average of the daily market prices for a REIT Share for twenty (20) consecutive trading days immediately preceding the Exchange Date. The market price for any such trading day shall be the closing price on the New York Stock Exchange (or such other principal exchange on which REIT Shares are traded) on such day.

         "Westlake Assignee" means any Assignee of a Westlake Limited Partner that has acquired a Partnership Interest (or an undivided percentage economic interest therein) in accordance with this Agreement and any Assignee of such a Westlake Assignee that has acquired a Partnership Interest (or an undivided percentage economic interest therein) in accordance with this Agreement.

         "Westlake Limited Partner" means Westlake Development Company, Inc. and any Westlake Assignee that is a Partner. Should the Westlake Limited Partner transfer its Limited Partner Interest in accordance with this Agreement, any distributions and allocations among the Westlake Limited Partner and its assignees/transferees hereunder thereafter shall be made according to their relative Percentage Interests.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

         Section 2.1       Formation.

         The Partners hereby form the Partnership. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2       Name.

         The name of the Partnership is Kimco Westlake L.P. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change.

         Section 2.3       Registered Office and Agent; Principal Office.

         The address of the registered office of the Partnership in the State of California and the name and address of the registered agent for service of process on the Partnership in the State of California is Corporation Service Company, which does business in California as CSC-Lawyers Incorporating Service. The principal office of the Partnership shall be c/o Kimwest 186, Inc., 3333 New Hyde Park Road, New Hyde Park, NY 11042, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of California as the General Partner deems advisable.

         Section 2.4       Power of Attorney.

         A. Subject to Section 7.3 hereof, each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, to the extent the joinder therein of Limited Partners is required by the Act or other applicable law, rules or regulations (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of California and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all instruments and documents necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11 or 12 hereof or allocation of the Capital Contribution of any Partner in connection therewith. No person may take any action pursuant to such power of attorney that (x) creates liability, or the potential for liability, on the part of any Limited Partner for indebtedness or obligations of any other Person (including, without limitation, the Partnership or the General Partner),
                           (y) subjects any Limited Partner to service of process in any jurisdiction other than the state of its residence or principal place of business and other than as may be required by applicable law, rules or regulations or (z) alters the rights, benefits or obligations of any Limited Partner in respect of the Partnership (whether under this Agreement, the Act or otherwise), except pursuant to amendments to this Agreement made, and other actions taken, in accordance with the terms of this Agreement. The General Partner or the Liquidator, as applicable, shall provide each Limited Partner with a copy of each document or other instrument executed on behalf of such Limited Partner pursuant to the foregoing power of attorney.

                  (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to evidence or confirm any vote, consent or approval of a Limited Partner or to make, evidence, give, confirm or ratify any, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement. Nothing contained in this item (2) shall be construed to limit any vote, consent or approval rights specifically given to the Limited Partners elsewhere in this Agreement, including without limitation, the provisions of
                           Section 7.3 hereof.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further instruments as the General Partner or the Liquidator, as the case may be, requests to confirm actions taken pursuant to the foregoing power of attorney.

         Section 2.5       Term.

         The term of the Partnership commences as of the date of this Agreement and shall continue until December 31, 2022, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

         Section 2.6       Certificates Evidencing Partnership Interests.

         At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear the following legend:

         "THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF KIMCO WESTLAKE L.P., AS AMENDED FROM TIME TO TIME."

                                    ARTICLE 3
                                     PURPOSE

         Section 3.1       Purpose and Business.

         The purpose and nature of the business to be conducted by the Partnership is (i) to own, lease, operate, maintain, repair, develop, redevelop, finance, sell or exchange and otherwise deal with the Property (or any successor property(ies)), (ii) to carry on other business typical for an owner or operator of real property with respect to the Property and (iii) to do other things incident to the other purposes enumerated in this Section 3.1.

         Section 3.2       Powers.

         The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, borrowing money to finance the Property and the conduct of the Partnership's business, subject to any limitations contained in this Agreement, provided that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of Kimco (or any successor that is a REIT) to continue to qualify as a REIT, (b) could subject Kimco (or any successor that is a REIT) or the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over Kimco (or any successor) or the General Partner or securities issued by Kimco or the General Partner unless such action (or inaction) shall have been specifically consented to by the General Partner in writing. The Partners hereby consent to any action deemed by the General Partner to be reasonably desirable, necessary, suitable or convenient in order to enable Kimco (or any successor that is a REIT) to continue to avoid the consequences described in clauses (a), (b) or (c) of the preceding sentence.

         The Kimco Limited Partner shall be entitled to receive any information that is available to the Company, or its agents, within five (5) Business Days of a written request by the Kimco Limited Partner for such information if such information is reasonably necessary for Kimco to determine its compliance with Sections 856-860 of the Code and the Regulations promulgated thereunder.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         Section 4.1       Capital Contributions of the Partners.

         A. The General Partner has contributed an amount equal to one percent of the capital of the Partnership as of the date of this Agreement, as set forth opposite the General Partner's name on Exhibit A, and the Limited Partners have contributed to the capital of the Partnership cash or property in the net amount set forth opposite their names on Exhibit A.

         B. Except as provided in Sections 5.1, 8.5 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions, loans or other advances of funds to the Partnership.

         C. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in this Agreement or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than as expressly provided for in this Agreement.

         Section 4.2       No Issuance of Additional Partnership Interests.

         The General Partner shall not cause or permit the Partnership to issue additional Partnership Interests to the Partners or other Persons, except as expressly provided in this Agreement.

         Section 4.3       Discretionary Capital Contributions.

         The General Partner or the Kimco Limited Partner shall have the right to make Capital Contributions to the Partnership in excess of the amount set forth in Exhibit A to the extent necessary as reasonably determined by the General Partner to meet the Partnership's capital requirements, and, except as otherwise provided in Section 8.5.A with respect to the exercise of an Exchange Right, any such Capital Contributions shall be, as of the date contributed, included in the General Partner's or the Kimco Limited Partner's Unrecovered Capital Amount. Limited Partners shall have no preemptive or similar rights with respect to any additional Capital Contributions to the Partnership. In the event of such contributions, the Partnership shall issue a number of Units to the General Partner or the Kimco Limited Partner, as the case may be, equal to the amount of such contribution divided by $33.57.

         Section 4.4       Intentionally left blank.

         Section 4.5       No Third Party Beneficiary.

         No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                    ARTICLE 5
                                  DISTRIBUTIONS

         Section 5.1       Requirement and Characterization of Distributions.

         A. The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during each calendar quarter or portion thereof during which the Partnership is in existence, except that following a Terminating Capital Transaction, distributions shall be made only pursuant to Section 5.1.B. In the event the Available Cash in any calendar quarter is insufficient to make the distribution required pursuant to Section 5.1.A(1) below, the Kimco Limited Partner shall loan the Partnership an amount equal to the shortfall, which such amount shall
(i) accrue interest at the rate of 9% per annum, compounded annually, (ii) together with such interest, shall be treated as a liability of the Partnership for all purposes of this Agreement, and (iii) shall be secured by the Property (and the General Partner is hereby directed to take such actions as may be necessary or desirable in order to perfect such security interest). Cash distributions pursuant to this Section 5.1 for a calendar quarter or shorter period shall be made to the Partners who are Partners of record on the record date for the regular quarterly dividend paid by Kimco to its shareholders for such quarter ("Partner Record Date") and such distribution shall be payable to Partners on or about the payment date for such dividend for such quarter. Such distributions shall be made to the applicable Partners in accordance with the following order of priority:

                  (1) First, to the Westlake Limited Partner until such Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to this Section 5.1.A(1), is equal to (but not in excess of) the greater of (a) the sum of such Limited Partner's aggregate accrued Partner Priority Return, or (b) one percent (1%) of the cumulative distributions by the Partnership pursuant to Section 5.1.A;

                  (2) Second, to the General Partner and the Kimco Limited Partner in proportion to each such Partners' aggregate accrued and unpaid Partner Priority Return, until each such Partner has received an amount that, when aggregated with all previous distributions to such Partner pursuant to this Section 5.1.A(2) is equal to (but not in excess of) the sum of such Partner's aggregate accrued Partner Priority Return;

                  (3) Thereafter, 98.989899% to the Kimco Limited Partner and 1.010101% to the General Partner.

         B. Terminating Capital Transaction Proceeds and any other amounts available for distribution following a Terminating Capital Transaction shall be distributed within sixty (60) days of receipt by the Partnership to those Partners who are Partners on the date of the distribution of the Terminating Capital Transaction Proceeds in accordance with the following order of priority:

                  (1) First, to the Westlake Limited Partner until such Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to Section 5.1.A(1) and this
                           Section 5.1.B(1), is equal to (but not in excess of) the greater of (a) the sum of such Limited Partner's aggregate accrued Partner Priority Return or (b) one percent (1%) of the cumulative distributions by the Partnership pursuant to Sections 5.1.A, this Section 5.1.B(1), and Section 5.1.B(2);

                  (2) Second, to the General Partner and the Kimco Limited Partner in proportion to each such Partner's' aggregate accrued and unpaid Partner Priority Return, until each such Partner has received an amount that, when aggregated with all previous distributions to such Partner pursuant to Section 5.1.A(2) and this
                           Section 5.1.B(2) is equal to (but not in excess of) the sum of such Partner's aggregate accrued Partner Priority Return;

                  (3) Third, to the Partners in proportion to their Unrecovered Capital Amounts until the Partners have received an aggregate amount equal to their aggregate Unrecovered Capital Amounts; and

                  (4) Thereafter, to the Westlake Limited Partner to the extent of the amount, if any, necessary to cause the Westlake Limited Partner to have received cumulative distributions pursuant to Sections 5.1.A and 5.1.B equal to 1% of the cumulative distributions by the Partnership pursuant to such sections, and the balance 1.010101% to the General Partner and 98.989899% the Kimco Limited Partner.

         C. If for any taxable year of the Partnership, prior to the taxable year in which a Terminating Capital Transaction occurs, taxable income of the Partnership is allocated to the Westlake Limited Partner by reason of Section 6.2.A(4), then the Partnership shall distribute to the Westlake Limited Partner, no later than March 15 of the year following such year, an amount equal to the product of (1) the excess, if any, of the taxable income so allocated over the amount of distributions with respect to such year by reason of clause (b) of
Section 5.1.A(1), multiplied by (2) the Assumed Tax Rate. Any distributions pursuant to this Section 5.1.C shall for all purposes hereof be considered advance distributions of, and shall reduce subsequent distributions with respect to such Westlake Limited Partner's Partnership Interest of, amounts described in
Section 5.1.A(1) hereof.

         Section 5.2       Amounts Withheld.

         All amounts withheld from distributions otherwise payable to a Partner pursuant to the Code or any provisions of any state or local tax law and Section
10.5 hereof with respect to any allocation, payment or distribution to the Partners shall be treated as amounts distributed to the Partners pursuant to
Section 5.1 for all purposes under this Agreement.

         Section 5.3       Distribution of Certain Sale or Borrowing Proceeds.

         In the event the Partnership sells property or borrows an amount of funds, and if the proceeds of such sales or borrowings are distributed hereunder to the General Partner or the Kimco Limited Partner prior to the Outside Date and prior to a Terminating Capital Transaction so as to reduce (A) the net fair market value of the assets of the Partnership (including for this purpose, the net fair market value of any outstanding loans described below previously made by the Partnership), as reasonably determined by the General Partner, below (B) the lesser of (i) the net book value of the Property as reasonably determined by the General Partner immediately prior to such distribution (determined without regard to any such net book value attributable to improvements made to the Property following the Closing Date) or (ii) the net fair market value of the Property as reasonably determined by the General Partner immediately prior to such distribution (determined without regard to the net fair market value of any improvements to the Property made following the Closing Date), then the excess of the amount described in clause (B) over the amount described in clause (A) above shall be treated for all purposes as a demand loan to the General Partner and the Kimco Limited Partner, which amount shall (i) accrue interest at the rate of 9% per annum, compounded annually, (ii) together with such interest, shall be treated as an asset of the Partnership for all purposes of this Agreement, (iii) provide for joint and several liability as between the General Partner and the Kimco Limited Partner, and (iv) shall be secured by the General Partner's and the Kimco Limited Partner's Partnership Interests. For purposes hereof, "net" means net of liabilities and, in the case of the net fair market value and net book value of the Property, shall include only liabilities secured by the Property other than liabilities generating proceeds subject to the determination then being made under this Section 5.3; and "book value" means value as determined for Capital Account purposes, net of any accumulated depreciation.

                                    ARTICLE 6
                         ALLOCATIONS OF PROFIT AND LOSS

         Section 6.1       Capital Accounts.

         A. The Partnership shall establish and maintain a separate capital account (each, a "Capital Account") for each Partner in accordance with Code
Section 704 and Regulations Section 1.704-1(b)(2)(iv), which shall have an initial balance as set forth on Exhibit A. Subject to the immediately preceding sentence, the Capital Account of each Partner shall be credited with (i) any contributions of cash made by such Partner to the capital of the Partnership in accordance with this Agreement, plus the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership); plus (ii) the Partner's allocable share of Net Profit and any items in the nature of income or gain specially allocated to such Partner pursuant to Section 6.2.D and E; plus (iii) any other increases required by Regulation Section 1.704-1(b)(2)(iv); and shall be debited with the sum of: (x) any distributions of cash made from the Partnership to such Partner plus the fair market value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner); plus (y) the Partner's allocable share of Net Loss and any items in the nature of expenses or losses specially allocated to such Partner pursuant to
Section 6.2.D and E; plus(z) any other decreases required by Regulation Section 1.704-1(b)(2)(iv). Any reference in any section or subsection section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

         B. The foregoing provisions of this Section 6.1 are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is reasonably prudent to modify the manner in which Capital Accounts are computed hereunder in order to comply with such Regulations, the General Partner may make such modification if such modification is equitable and will not cause a material adverse effect on the amount distributable to any Partner under the terms of this Agreement and the General Partner notifies the Limited Partners in writing of such modification prior to making such modification.

         Section 6.2       Net Profit, Net Loss and Distributive Shares.

         A. Net Profit. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, Net Profit in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

                  (1) First, to each Partner in the same ratio and reverse order as the cumulative Net Loss allocated to such Partner under Section 6.2.B(2) and (3) hereof, until the cumulative Net Profit allocated to such Partner under this Section 6.2.A(1) equals the cumulative Net Loss allocated to such Partner under Section 6.2.B(2) and (3) hereof;

                  (2) Second, to the Westlake Limited Partner until the excess of the cumulative prior and concurrent distributions to such Partner pursuant to Sections 5.1.A(1) and 5.1.B(1) over the cumulative amounts of Net Profit previously allocated to such Limited Partner pursuant to this Section 6.2.A(2) (taking into account allocations of Net Loss to such Partner pursuant to Section 6.2.B which were chargebacks of such Net Profit) equals zero;

                  (3) Third, to the General Partner and the Kimco Limited Partner pro rata, in proportion to the aggregate distributions to each such Partner pursuant to Sections 5.1.A(2) and 5.1.B(2) for all fiscal years until the excess of the cumulative prior and concurrent distributions to each such Partner pursuant to Sections 5.1.A(2) and 5.1.B(2) over the cumulative amounts of Net Profit previously allocated to each such Limited Partner pursuant to this Section 6.2.A(3) (taking into account allocations of Net Loss to such Partners pursuant to Section 6.2.B which were chargebacks of such Net Profit) equals zero; and

                  (4) Thereafter, to the Westlake Limited Partner in an amount, if any, necessary to cause the Westlake Limited Partner to have received a cumulative allocation of Net Profit (net of Net Loss) equal to 1% of the cumulative amount of Net Profit (net of Net
                           Loss) allocated by the Partnership, and the balance 1.010101%% to the General Partner, 98.989899% to the Kimco Limited Partner.

         B. Net Loss. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, Net Loss in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

                  (1) First, to each Partner, in the same ratio and reverse order as Net Profit was allocated to such Partner pursuant to Sections 6.2.A(2), (3) and (4) until the cumulative Net Loss allocated to such Partners pursuant to this 6.2.B(1) equals the cumulative amount of such Net Profit.

                  (2) Second, to and among those Partners having positive balances in their Capital Accounts, in proportion to and to the extent of, such positive Capital Account balances; and

                  (3)      Thereafter, 100% to the General Partner.

         C. Net Profit and Net Loss From Terminating Capital Transaction. Notwithstanding anything contained in Sections 6.2.A and B hereof, after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, all items of Profit and Loss arising from a Terminating Capital Transaction shall be allocated among the Partners so as to insure to the maximum extent possible that, after giving effect to the allocation of such Profit and Loss in the Capital Accounts of the Partners, the Capital Account balance of each Partner is positive in the amount of cash that such Partner is entitled to receive pursuant to Section 5.1.B following such Terminating Capital Transaction.

         D. Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                  (1) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain during any tax year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Minimum Gain during such tax year or other period determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i). This Section
                           6.2.D(1) is intended to comply with the minimum gain chargeback requirements set forth in Regulations
                           Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Regulations Sections 1.704-2(f)(2) and (3).

                  (2) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section
                           6.2 (other than Section 6.2.D(1), which shall be applied before this Section 6.2.D(2)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to the Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain determined in accordance with Regulation 1.704-2(i). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 6.2.D(2) is intended to comply with the minimum gain chargeback requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Regulations
                           Section 1.704-(f)(2) and (3) to the extent such exceptions apply to Regulations Section 1.704-2(i)(4).

                  (3) Qualified Income Offset. If a Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), respectively, such Partner will be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the relevant tax year or other period for which allocations are made) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.2.D(3) shall be made only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 have been made in the first instance without regard to this Section 6.2.D(3).

                  (4) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

                  (5) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2) (iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners and Assignees in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

                  (6) Depreciation Recapture. In the event there is any recapture of depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such depreciation or investment tax credit was allocated.

                  (7) Interest In Partnership. Notwithstanding any other provision of this Agreement, no allocation of Net Profit or Net Loss (or items thereof) will be made to a Partner if the allocation would not have "economic effect" under Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv).

         E. Curative Allocations. The allocations set forth in Sections 6.2.D(1) through (5) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items of income, gain, loss and deduction among the Partners in an equitable and reasonable manner so as to prevent the Regulatory Allocations from causing differences between the Capital Accounts of the Partners and the amounts to which they are entitled under Section 5.1 hereof, but for application of the Regulatory Allocations. In general, such reallocation will be accomplished by specially allocating other Profits, Losses and other items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partners is zero. The General Partner may accomplish this result in any equitable and reasonable manner that is consistent with Code Section 704 and the related Regulations.

         F. Tax Allocations - Code Section 704(c). Notwithstanding anything contained in this Agreement to the contrary, taxable income, gain, loss, and deduction with respect to any Partnership property (including, but not limited to, the Property) that is subject to Code Section 704(c), the Regulations thereunder and/or Regulations Section 1.704-1(b)(2)(iv)(f) shall be determined and allocated among the Partners and Assignees, and the Capital Accounts of the Partners shall be determined, in accordance with such Code Section and/or Regulations, as the case may be. Any such allocation shall be made according to the "traditional method" without curative allocations under Regulations Section 1.704-3(b). Any nonrecourse debt allocated to the Partners pursuant to Regulations Section 1.752-3(a)(3) shall be allocated to the Partners in accordance with their Residual Percentage Interests.

         G. Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items of income, gain, loss and deduction:

                  (1) Unless otherwise determined by the General Partner, for purposes of determining the Profits, Losses or any other item of income, gain, loss and deduction allocable to any period, Net Profits, Net Losses and other items of income, gain, loss and deduction will be determined on a daily basis under Code Section 706 and the related Regulations.

                  (2) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Net Profits and Net Losses, provided that any credits shall be allocated in accordance with Regulations Section 1.704-1(b)(4)(ii).

         H. Partner Acknowledgment. The Partners agree to be bound by the provisions of this Section 6.2 in reporting their shares of Partnership income, gain, loss, deduction and other allocations for income tax purposes.

         I. Regulatory Compliance. The foregoing provisions of this Section 6.2 relating to the allocation of Net Profits, Net Losses and other items of income, gain, loss and deduction for federal income tax purposes are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

         Section 6.3 Negative Capital Accounts. A Limited Partner will not be required to restore or to pay to the Partnership or to any other Partner any deficit or negative balance which may exist in the Capital Account of such Partner at any time, including, without limitation, upon the winding up of the Partnership or the transfer of liquidation of the Partnership or economic interest therein of such Partner.

         Section 6.4 Application to Assignees. If all or a portion of the Units of a Partner are transferred in accordance with the terms of this Agreement, the Capital Account, Unrecovered Capital Amount, prior distribution history, and other attributes of the transferor with respect to the Partnership allocable or ascribed to such Units so transferred will be allocated and ascribed between the transferor and transferee based on the respective Percentage Interests allocable to the Units retained and the Units transferred. A Permitted Transferee of a Partner that has become a Partner shall be deemed to succeed to the rights and obligations of such Partner under this Article 6 with respect to the Units transferred to it.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

         Section 7.1       Management.

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation (but in all cases subject to the terms of this Agreement, including without limitation, Section 7.3 hereof):

                  (1) the making of any expenditures (including, without limitation, making prepayments on loans, subject to prior approval to the extent required by Section 7.3 hereof), the borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership), subject to prior approval to the extent required by Section
                           7.3 hereof;

                  (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership and the repayment of obligations of the Partnership;

                  (5) the management, operation, leasing, landscaping, repair, alteration, redevelopment, demolition or improvement of any real property or improvements owned by the Partnership;

                  (6) the making, negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents, whether third party or Affiliates, and the payment of their expenses and compensation out of the Partnership's assets;

                  (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                  (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                  (9) the collection and receipt of revenues and income of the Partnership;

                  (10) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

                  (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                  (12) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by this Agreement;

                  (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

                  (14) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership; and

                  (15) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

The foregoing provisions of Section 7.1A do not constitute a waiver of any fiduciary duty owed by the General Partner to the Limited Partners.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, to the fullest extent permitted under the Act or other applicable law, rule or regulation, subject to the provisions of this Agreement (including, without limitation, Section 7.3). The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity so long as such execution, delivery or performance has been undertaken by the General Partner in good faith.

         C. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         D. Prior to the taking of any action under this Agreement that, in the good faith judgment of the General Partner, may have a material adverse tax effect on the Westlake Limited partner, the General Partner shall consult with the Westlake Limited Partner regarding such action. Except as provided in this Agreement and in the Tax Protection Agreement, in exercising its authority under this Agreement, following the Outside Date the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except as otherwise provided in the Tax Protection Agreement, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement.

         Section 7.2       Certificate of Limited Partnership.

         The General Partner shall file, simultaneously herewith, a Certificate of Limited Partnership with the Secretary of State of California as required by the Act, indicating that the General Partner is a general partner of the Partnership. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of California, any other state or any other jurisdiction, in which the Partnership may elect to do business or own property. The General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of California and each other state and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall after filing, deliver a copy of the Certificate and any amendment thereto to each Limited Partner.

         Section 7.3       Restrictions on General Partner Authority.

         A. Exhibit E hereto sets forth a Tax Protection Agreement that is designed to indemnify certain Persons for taxes and related amounts in the event of certain actions taken by, or with respect to, the Partnership within the periods specified therein. Nothing herein is intended to alter or modify the terms of the Tax Protection Agreement.

         B. Intentionally left blank.

         C. The General Partner shall not, without the prior Consent of Westlake Limited Partners holding Percentage Interests equal to 75% of the Percentage Interests held by the Westlake Limited in the aggregate, undertake or have the authority to do or undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

                  (i) except as provided in Section 14.1 or as reasonably necessary to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 4, Article 11 or Article 12 hereof, amend or modify this Agreement in any material respect or terminate this Agreement;

                  (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

                  (iii) institute any proceeding for bankruptcy on behalf of the Partnership;

                  (iv) confess a judgment against the Partnership;

                  (v) approve or acquiesce to the Transfer of the Partnership Interest of the General Partner to any Person other than the Partnership or an Affiliate of Kimco;

                  (vi) admit into the Partnership any Additional or Substitute General Partner; or

                  (vii) admit into the Partnership any Additional Limited Partner except in accordance with Section 4.3 and Article 11 hereof.

         D. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

                  (i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                  (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

                  (iii) perform any act that would subject a Limited Partner to liability as a General Partner in any jurisdiction or any other liability expect as provided herein or under the Act; or

                  (iv) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the General Partner or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (b) a Partner from exercising its rights to an Exchange in full, except, in either case, with the written consent of such Partner affected by the prohibition.

         E. No third party shall have any obligation to investigate whether the General Partner shall have sought or received any consent required from the Limited Partners as provided above and may conclusively rely on any action by the General Partner as being authorized and binding on Partnership.

         F. Except as provided in this Section 7.3, and Sections 11.2, 13.1, 13.2, and 14.1, the General Partner shall have complete discretion with regard to the management of the affairs of the Partnership; provided, however, that notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall constitute a waiver of any fiduciary duty owed by the General Partner to the Limited Partners.

         Section 7.4       Reimbursement of the General Partner.

         A. As provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall be compensated for its services rendered to the Partnership including without limitation, a redevelopment/construction fee equal to five percent (5%) or costs.

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all out-of-pocket expenses and compensation paid to Persons who are not Affiliates of the General Partner and, subject to the terms of Section 7.5, to Affiliates, in each case that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership.

         Section 7.5       Contracts with Affiliates.

         A. The General Partner or any of its Affiliates may, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or enter into any other transaction with the Partnership on terms and conditions that are fair and reasonable for the Partnership.

         B. The General Partner and its Affiliates and their employees may perform services for the Partnership, including without limitation, property management, construction management, leasing, legal, accounting, sale and other services with respect to the Property, and may compensate and reimburse such Persons for such services determined on an arm's-length fair market value basis. The General Partner may not be removed by Owner or its successors, with or without cause.

         Section 7.6       Indemnification.

         A. To the fullest extent permitted by California law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys fees and other reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Partnership or its business, affairs, properties or operations, or to indebtedness or obligations of the Partnership for which the Indemnitees is or is alleged to be liable, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction and all appeals relating thereto have been fully completed or the applicable appeal periods have expired that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in intentional bad faith or was the result of active and deliberate dishonesty;
(ii) the Indemnitee actually received an improper and unpermitted personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness or obligations of the Partnership (including without limitation, any indebtedness or obligations which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness or obligations. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct as set forth in this Section 7.6. The termination of any proceeding by conviction of an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, in each case after all appeals relating thereto have been fully completed or the applicable appeal periods have expired, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

         B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding, notwithstanding any limitation otherwise imposed by the Act or other relevant laws.

         C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in a capacity which entitles it to indemnity hereunder.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance on behalf of the Indemnitees against any liability covered by
Section 7.6(A) that may be asserted against one (1) or more Indemnitees or expenses that may be incurred by one (1) or more Indemnitees.

         E. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         G. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to matters occurring or liability undertaken, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims related thereto may arise or be asserted.

         H. Any notice required to be sent to any Westlake Limited Partner pursuant to the provisions of this Section 7.6 shall be sent to:

                  If to Westlake:            Westlake Development Company, Inc.
                                             520 El Camino Real, 9th Floor
                                             San Mateo, California 94402
                                             Attn: Gary Wong
                                             Tel. No.: (650) 579-1010 Ext. 159
                                             Fax No.: (650) 745-1249
                                             Email:  gary@westlakegroup.net

                  With a copy to:            O'Melveny & Myers LLP
                                             275 Battery Street, Suite 2600
                                             San Francisco, California 94111
                                             Attn: Stephen A. Cowan
                                             Tel. No.: (415) 984-8735
                                             Fax No.: (415) 984-8701
                                             Email:  scowan@omm.com

                  And a copy to:             Citigroup Trust
                                             153 East 53rd Street
                                             23rd Floor
                                             New York, New York 10022
                                             Attn: Marjorie Nesbitt
                                             Tel. No.: (212) 559-3759
                                             Fax No.: (212) 559-3780
                                             Email:  marjorie.nesbitt@ssmb.com

(or such other person as the above designates in written notice sent by registered mail, return receipt requested, to the General Partner) and shall be effective as if received by each such Limited Partner.

         Section 7.7       Liability of the General Partner.

         A. Except as otherwise set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

         B. The Limited Partners, for themselves, expressly acknowledge that (i) the General Partner is acting on behalf of the Partnership and the General Partner's partners, Kimco and its shareholders collectively, (ii) the General Partner is under no obligation to consider the separate interests of the Limited Partners, including, without limitation, the tax consequences to any Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and, (iii) subject to the terms of Section 7.3.B and except as otherwise provided herein, that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith and has not violated any express provision of this Agreement. In the event of a conflict between the interests of the General Partner, its partners, Kimco or its shareholders, on the one hand, and the Limited Partners and the Assignees, on the other hand, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its partners and Kimco's shareholders or the Limited Partners; provided, however, that any such conflict which cannot be resolved in a manner not adverse to either the General Partner, its partners, Kimco or its shareholders or the Limited Partners shall be resolved in favor of the General Partner's partners and Kimco's shareholders.

         C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall be responsible for all conduct on the part of any such agent.

         D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         E. Notwithstanding any other provisions of this Agreement, the General Partner shall indemnify the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the acquisition of properties or direct or indirect interests therein, including acquisitions pursuant to mergers, business combinations or other Transactions, by the Partnership subsequent to the date of this Agreement.

         Section 7.8       Other Matters Concerning the General Partner.

         A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and the General Partner will not be liable for any loss, liability, damage, cost or expense, including, without limitation, attorneys' fees and disbursements, resulting from any act taken or omitted to be taken in good faith in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Subject to any written agreements other than this Agreement entered into by the General Partner or its Affiliates with the Partnership or any Limited Partner or any of their respective Affiliates, the General Partner, its Affiliates and any officer, director, employee, agent, trustee or shareholder of the General Partner or its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any of the Limited Partners or any of their respective Affiliates shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of the General Partner or its Affiliates, and none of the General Partner or its Affiliates shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any Affiliate of any of the foregoing, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, or any Affiliate of any of the foregoing or could be taken by such Person.

         E. The General Partner and the Partnership make no representation that any Partner or other Person will not recognize gain or income that would be taxable as a result of entering into and consummating this Agreement as contemplated by the Contribution Agreement. Any costs of administering the defense of such liability is the sole responsibility of the Partner alleged to owe such tax and is not subject to indemnification under this Agreement. The General Partner and the Partnership shall have no liability whatsoever with respect to the effect on any Person of any Transfer of all or any portion of a Limited Partner Interest.

         Section 7.9       Title to Partnership Assets.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets shall be held in the name of the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records.

         Section 7.10      Reliance by Third Parties.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership. Nothing in this Section 7.10 limits the General Partner's liability to the Partnership and the Limited Partners for actions taken by the General Partner that are not authorized under this Agreement.

         Section 7.11 General Partner's Capital Contribution to Fund the Prorations and Other Expenses under the Contribution Agreement.

         The General Partner's Capital Contributions made at the time of acquisition of the General Partner Interest by the General Partner shall be used by the General Partner to pay certain closing costs of the Partnership, in each case as provided in the Contribution Agreement, and, to the extent that any portion of such Capital Contributions remains after application to such uses, the remaining funds may be used by the General Partner for any other purpose in accordance with the terms of this Agreement.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1       Limitation of Liability.

         Subject to any written agreements entered into by one (1) or more of the Limited Partners or the Assignees, the Limited Partners and the Assignees shall have no liability for the indebtedness or obligations of the Partnership and no obligations or liability to the Partnership, the General Partner, or Affiliates of the General Partner, except as expressly provided in this Agreement, including, without limitation, Section 10.5 hereof, or under the Act.

         Section 8.2       Management of Business.

         No Limited Partners shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

         Section 8.3       Outside Activities of Limited Partners and Assignees.

         Subject to any written agreements entered into by a Limited Partner or their Affiliates with the Partnership or the General Partner, any Limited Partner, any Affiliate of a Limited Partner or any Assignee and any officer, director, employee, agent, trustee or shareholder of any Limited Partner or any Assignee or their Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner nor any of their Affiliates shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner or their Affiliates. No Limited Partner nor any of their Affiliates shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, the General Partner, another Limited Partner or any of their respective Affiliates even if such opportunity is of a character which, if presented to the Partnership, the General Partner another Limited Partner or any of their respective Affiliates could be taken by such Person.

         Section 8.4       Return of Capital.

         No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, including, without limitation, any amendments hereto in accordance with Section 12.2, no Partner shall have priority over any other Partner, either as to the return of Capital Contributions or as to profits, losses or distributions.

         Section 8.5       Exchange Rights of Qualifying Parties.

         A. 1. After the first anniversary of the Closing Date, an Initial Limited Partner who received a Limited Partner Interest on such Closing Date (other than the Kimco Limited Partner) or any Qualifying Party who has succeeded to such Limited Partner Interest or the economic interest therein shall have the right (the "Exchange Right") (subject to the terms and conditions set forth herein) to require (subject to the exchange election of the General Partner set forth in Section 8.5.B hereof) the Partnership to redeem and exchange (the "Exchange") any or all of such Limited Partner Interests (the "Tendered Units") for an amount equal to (1) the Value multiplied by the REIT Shares Amount with respect to the Tendered Units (the "Cash Payment"), plus (2) the aggregate amount of any accrued and unpaid Partner Priority Return with respect to such Tendered Units, which sum shall be due and shall be paid on the earliest practicable date following the Exchange Date relating to such Tendered Units, but not later than ten (10) Business Days following the applicable Exchange Date.

                  2. In the event the Exchange Right is exercised, the General Partner or the Kimco Limited Partner shall contribute to the Partnership such Cash Payment and unpaid Partner Priority Return, and the applicable Qualifying Party's Tendered Units shall be redeemed in the following manner and with the following consequences: such redemption, to the extent it does not represent accrued but unpaid Partner Priority Return, shall reduce such Limited Partner's Unrecovered Capital Amount as of the date of the redemption by the Unrecovered Capital Amount allocated to the Tendered Units, and the Unrecovered Capital Amount of the General Partner (or Kimco Limited Partner, as the case may be) shall be increased by such amount as of the date of the redemption by the Unrecovered Capital Amount allocated to the Tendered Units, and the General Partner (or the Kimco Limited Partner, as the case may be) shall be issued Units from the Partnership equal to the number of Tendered Units subject to such Exchange. Such Tendered Units subject to such Exchange shall be cancelled and no longer outstanding.

                  3. The Exchange Right may only be exercised by a Qualifying Party (the "Tendering Party"), pursuant to a notice of exchange in substantially the form attached hereto as Exhibit B (a "Notice of Exchange") delivered to the General Partner, Attn: General Counsel.

         B.       1. Notwithstanding anything to the contrary set forth in
Section 8.5.A hereof, upon an exercise by a Tendering Party of its Exchange Right, the General Partner may, in its sole and absolute discretion, in lieu of the Cash Payment referred to in Section 8.5.A.1(1) but subject to the Ownership Limit, request the Kimco Limited Partner to acquire the Tendered Units from the Tendering Party in exchange for REIT Shares. In the event the General Partner elects this option, (i) the General Partner shall send notice of such election (the "General Partner Election") to the Tendering Party at the address listed on the Notice of Exchange not later than five (5) Business Days following the applicable Exchange Date (which election may be subject to any additional review that the General Partner may conduct pursuant to Section 8.5.B.3); (ii) the Kimco Limited Partner shall take such actions as are necessary to cause Kimco's transfer agent to issue to the Tendering Party REIT Shares (the "Exchange Shares") in an amount equal to the REIT Shares Amount with respect to the Tendered Units; and (iii) the Exchange Shares issued to the Tendering Party shall be covered by a Registration Statement that has been declared effective by the SEC; provided, however, that in lieu of any fractional REIT Share resulting from such calculation, the Kimco Limited Partner may pay the Tendering Party cash equal to the Value multiplied by the fraction of such REIT Share; provided further that such REIT Shares are delivered to the Tendering Party on the earliest practicable date following the applicable Exchange Date, which shall not be later than the later of (x) ten (10) Business Days following the applicable Exchange Date, and (y) forty-five (45) calendar days after the first anniversary of the Closing Date.

                  2. Such exchange shall be treated as a sale of such Tendered Units to the Kimco Limited Partner for federal income tax purposes and such exchange shall be deemed to have the following consequences hereunder: such exchange shall be treated as a transfer of the Tendered Units by such Limited Partner to the Kimco Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the exchange by the amount equal to the Unrecovered Capital Amount allocated to the Tendered Units as described in the definition of Unrecovered Capital Amount, and increases the Kimco Limited Partner's Unrecovered Capital Amount as of the date of exchange by the Unrecovered Capital Amount allocable to the Tendered Units for which Exchange Shares are issued as described in the definition of Unrecovered Capital Amount. The Kimco Limited Partner shall succeed to the Tendered Units subject to such exchange.

                  3. In determining whether to elect to exchange for REIT Shares or in the event that the Notice of Exchange indicates to the General Partner, in its reasonable discretion upon the advice of its counsel, the need to review additional information or documentation from such Tendering Party, then (a) the General Partner may reasonably request such additional information and documentation from the Tendering Party, which request must be made in writing to the Tendering Party within three (3) Business Days after the Exchange Date, and
(b) within three (3) Business Days of receiving such request, the Tendering Party shall provide to the General Partner such information and documentation as the General Partner has reasonably requested. If the General Partner has made such request within such three (3)-Business Day period but the Tendering Party has not responded in good faith to such request within the applicable three
(3)-Business Day response period, then the ten (10) Business Day period referred to in Sections 8.5.A.1 and 8.5.B.1 shall be extended to the Business Day that is four (4) Business Days following the day upon which the Tendering Party has responded in good faith to such request.

                  4. Upon the completion of its review of any documents and other information requested pursuant Section 8.5.B.3, the General Partner shall send a final notice to the Tendering Party not more than three (3) Business Days following the receipt by the General Partner of the information requested from the Tendering Party whether the General Partner will cause the Partnership to pay cash or whether the General Partner will request that the Kimco Limited Partner transfer REIT Shares to such Tendering Party; provided that, to the extent that the General Partner determines that it is unable to consummate an Exchange in REIT Shares in accordance with Section 8.5.B for any reason, the General Partner or the Kimco Limited Partner shall cause the Partnership to redeem the Tendered Units for cash in accordance with Section 8.5.A. To the extent that the General Partner will cause the Partnership to redeem the Tendered Units for cash in accordance with Section 8.5.A and the Partnership lacks sufficient funds therefor, the General Partner or the Kimco Limited Partner shall contribute to the Partnership, pursuant to Section 8.5.A.2, the cash required to effect such redemption.

                  5. The Exchange Shares, if any, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in Kimco's charter and bylaws, and restrictions on transfer consistent with the Securities Act and applicable state and federal securities and tax laws.

         C. If a Partner Record Date with respect to any Tendered Unit precedes the date (the "Delivery Date") on which a Tendering Party receives cash paid or becomes the record holder with respect to the REIT Shares issued in respect thereof pursuant to this Article 8, such Tendering Party shall be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests (or the economic interest therein) on such Partner Record Date with respect to the Tendered Units. If the Partner Record Date is on or after the applicable Delivery Date, and the Tendering Party receives REIT Shares and becomes a record holder of the REIT Shares on or after such Delivery Date, the Tendering Party shall not be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests (or the economic interest therein) on such Partner Record Date with respect to the Tendered Units exchanged but shall be entitled to any dividends payable with respect to any record holder as of the record date for holders of REIT Shares that is on or after such Delivery Date.

         D. Except as otherwise provided in this Agreement, upon the Delivery Date, all rights and obligations of the Tendering Party (and, if the Tendering Party is an Assignee, the Limited Partner who owns the respective Limited Partner Interests and any lender holding a pledge on such Limited Partner Interests) with respect to the Tendered Units exchanged or redeemed hereunder shall cease and, to the extent such Tendering Party elects to exchange all Limited Partner Interests held by such Tendering Party, the Tendering Party (and, if the Tendering Party is an Assignee, the Limited Partner who owns the respective Limited Partner Interests except to the extent such Limited Partner also holds other Limited Partner Interests) shall no longer be a Limited Partner or an Assignee, as the case may be, with respect to, and shall have no further rights to distributions or to exchange under, this Agreement. Except as provided in Section 8.5.B hereof, until receipt by a Qualifying Party of REIT Shares, the Tendering Party shall have no rights as a shareholder of Kimco with respect to the REIT Shares issuable in connection with an Exchange.

         E. In connection with an exercise of an Exchange Right pursuant to this
Article 8, each Tendering Party shall represent or covenant the following to the General Partner, which representations and covenants shall be included within the Notice of Exchange:

                  (1) A written affidavit disclosing to the best of its knowledge the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by
                           (i) such Tendering Party and (ii) any Related Party;

                  (2) A written representation that neither the Tendering Party nor to the best of its knowledge any Related Party has any intention to acquire any additional REIT Shares prior to delivery of cash or Exchange Shares for the Tendered Units pursuant to Section 8.5; and

                  (3) A covenant, as a condition to the closing of an Exchange, that until the delivery of the relevant Exchange Shares or cash the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party will remain unchanged from that disclosed above.

         F. Any issuance of REIT Shares in violation of the Ownership Limit or that would otherwise cause Kimco to fail to qualify as a REIT shall be null and void ab initio and of no force and effect. The General Partner and Kimco Limited Partner shall indemnify any person for damages incurred as a result of the issuance of REIT Shares in a transaction that is null and void by reason of this
Section 8.5.F, unless the representations of the Tendering Party made in connection with such issuance were inaccurate and such issuance would not been void ab initio if such representations had been accurate; provided, that this paragraph shall not prohibit the purported owner of such REIT Shares from receiving whatever consideration may be provided to such purported owner under the Charter in such a situation; and provided further, that the representations of the Tendering Party shall not be deemed inaccurate if such Tendering Party failed to disclose the actual ownership or beneficial or constructive ownership, as determined for purposes of the REIT compliance rules, of 0.1% or less of the issued and outstanding REIT Shares.

         G. As long as any Limited Partner Interests are outstanding, the General Partner agrees to use all reasonable efforts to cause Kimco to have reserved and keep available that number of authorized but unissued REIT Shares issuable upon the exercise of all outstanding Exchange Rights.

         H. Notwithstanding any other provision of this Agreement, if prior to the Outside Date the General Partner, Kimco or any Affiliate takes any action resulting in a dissolution or liquidation of the Partnership, then the Westlake Limited Partner shall be entitled to immediately and fully tender for redemption all or any portion of its Limited Partnership Interests pursuant to Section 8.5 hereof (notwithstanding the one year "lock out" set forth in Section 8.5.A(1)) and in addition shall be entitled to the indemnity with respect thereto set forth in the Tax Protection Agreement governing a Forced Exchange Event (as defined therein); provided, however, that this paragraph shall not apply if the Westlake Limited Partner receives an opinion of nationally recognized tax counsel, which counsel shall not have acted as counsel for Kimco for the seven
(7)-year period ending on the date such opinion is rendered and which counsel shall be reasonably acceptable to the Westlake Limited Partners holding 75% of the Percentage Interests owned by all Westlake Limited Partners, that dissolution or liquidation, as the case may be, should not trigger income or gain to the Westlake Limited Partner solely by reason of the existence of the Exchange Right.

         Section 8.6 The General Partner's Right to Call Limited Partner Interests.

         A. 1. Notwithstanding any other provision of this Agreement, on and after the earlier of (i) the date on which Limited Partner Interests representing more than 90% of the Limited Partner Interests issued to the Westlake Limited Partners have been exchanged or redeemed, whether for REIT Shares or for cash, pursuant to Section 8.5 hereof, or (ii) the Outside Date, the General Partner shall have the right, but not the obligation (the "Call Right"), from time to time and at any time to purchase, cause an Affiliate of the General Partner to purchase, or cause the Partnership to redeem all (but not less than all) outstanding Limited Partner Interests (other than the Limited Partner Interests held by the General Partner, the Kimco Limited Partner or any of their Affiliates) for either (a) an amount of cash equal to the Assumed Liquidation Value of such Limited Partner Interests or (b) such number of REIT Shares equal to the Assumed Liquidation Value of such Limited Partner Interests divided by the Value of the REIT Shares; provided, however, that upon receipt of the Call Notice, a Limited Partner may elect to exercise its Exchange Rights under Section 8.5 by delivering to the General Partner a Notice of Exchange, which Notice of Exchange must be delivered within 10 days after the Exchange Date.

                  2. The Call Right may only be exercised by the General Partner pursuant to a written call notice (a "Call Notice") delivered to each Qualifying Party. The Call Notice shall specify (a) the Exchange Date; (b) the Assumed Liquidation Value; (c) the form of payment elected to be made by the General Partner (whether in cash, REIT Shares or a combination thereof), subject to any subsequent changes that the General Partner deems necessary after its receipt of the information requested pursuant to Section 8.6.B; and (d) the anticipated closing date of such purchase, which date will not be earlier than 15 days nor later than 30 days following the Exchange Date unless otherwise extended as a result of Section 8.6.A.3.

                  3. The Qualifying Parties holding at least a majority of the Limited Partner Interests subject to the Call Right (the "Majority Holders") have the right to object, by written notice to the General Partner, to the Assumed Liquidation Value specified by the General Partner in the Call Notice. The written notice of objection shall designate a representative (the "Representative") for the Qualifying Parties and the Representative shall have authority to manage, negotiate and settle the dispute on behalf of all the Qualifying Parties. If the Majority Holders so object in writing, the Representative, at the sole expense of all the Qualifying Parties subject to the Call Right, may review the Partnership books and records used by the General Partner in determining the Assumed Liquidation Value and the Partnership shall provide the Representative with access to the books and records used in determining the Assumed Liquidation Value. If the Majority Holders do not deliver to the General Partner such written notice of objection within 10 days after the Exchange Date, the Assumed Liquidation Value will be deemed to have been accepted by all the Qualifying Parties subject to the Call Right. If the Majority Holders do so object and if the Representative and the General Partner are unable, within 20 days after receipt by General Partner of such written notice of objection, to resolve the dispute concerning the Assumed Liquidation Value, the dispute, together with a statement of the positions of the respective parties, will be turned over to Houlihan Lokey Howard & Zukin Financial Advisors or such other independent appraisal firm mutually acceptable to both the Representative and the General Partner. The independent appraisal firm shall, as soon as practicable, deliver to the Representative and the General Partner its determination of the Assumed Liquidation Value and its determination will be conclusive and binding upon the General Partner and all the Qualifying Parties subject to the Call Right. The expenses of the independent appraisal firm will be borne by the General Partner, on the one hand, and all the Qualifying Parties subject to the Call Right, on the other hand, on a pro rata basis in relation to the degree to which the positions of the respective parties are not confirmed by the independent appraisal firm. The expenses of the Qualifying Parties will be borne by the Qualifying Parties on a pro rata basis in relation to the relative percentage of their respective Limited Partner Interests.

         B. In the event that the General Partner exercises its Call Right pursuant to Section 8.6.A, each Qualifying Party shall provide to the General Partner such information as the General Partner may reasonably request and, if requested by the General Partner in writing, execute all documents referred to in Section 8.5 hereof (or shall advise the General Partner why it cannot truthfully make any representation or warranty contained therein and cooperate as reasonably requested by the General Partner in order to enable it to make such representations and warranties).

         C. In the event that the General Partner exercises its Call Right pursuant to and in compliance with Section 8.6.A hereof, but such purchase cannot be effected because a Qualifying Party refuses or fails to tender his, her or its Limited Partner Interests, then (i) the General Partner shall have a right to specific performance and (ii) the General Partner shall be entitled to withhold distributions under this Agreement with respect to any defaulting Qualifying Party.

         Section 8.7       Other Exchanges.

         Notwithstanding the provisions of Sections 8.5 or 8.6 hereof, nothing in this Agreement shall preclude the exchange, whether for REIT Shares or cash, of Limited Partner Interests by any Qualifying Party upon such terms and conditions as may be negotiated between the Qualifying Party holding such Limited Partner Interests, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion. Such an exchange may include the payment of cash by the General Partner to the Qualifying Party, in a lump sum or in installments, or the distribution in kind of assets of the General Partner to such Qualifying Party (which assets may be encumbered), including assets to be designated by the Qualifying Party and acquired (with or without debt financing) by the General Partner. In effecting any such exchange by negotiated agreement, neither the General Partner nor the Qualifying Party, shall incur any liability to any other Limited Partner or have any duty to offer the same or similar terms for exchange of any other Qualifying Party.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1       Records and Accounting.

         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

         Section 9.2       Fiscal Year.

         The fiscal year of the Partnership shall be the Partnership Year.

         Section 9.3       Reports and Partnership Information.

         A. As soon as practicable, but in no event later than seventy-five (75) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing unaudited balance sheet, income statement, and related financial statements of the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles.

         B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter, the General Partner shall cause to be mailed to each Limited Partner as of the close of such quarter any financial reports sent to the Shareholders of Kimco and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

         C. In addition to the other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, upon written demand and at such Limited Partner's own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

                  (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                  (2) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

                  (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

         Section 9.4       Confidential Material.

         The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

                                   ARTICLE 10
                                   TAX MATTERS

         Section 10.1      Preparation of Tax Returns.

         The General Partner shall arrange for the preparation and timely (including valid extensions) filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within seventy-five (75) days of the close of each taxable year, the tax information required to be furnished to the Limited Partners for federal income tax reporting purposes. In order to monitor compliance with Section 6.2F and the terms of the Tax Protection Agreement, the General partner will allow tax accountants selected by the Westlake Limited Partner to review the Partnership's tax returns (and schedules thereto) within a reasonable time period prior to filings.

         Section 10.2      Tax Elections.

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code and its state and local counterparts, provided, however, that the General Partner shall make an election under Section 754 of the Code with respect to the Partnership. The General Partner shall have the right to seek to revoke any tax election it makes upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners and upon the written consent of the Westlake Limited Partner (which consent shall not be unreasonably withheld).

         Section 10.3      Tax Matters Partner.

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners. Notwithstanding anything herein to the contrary, the tax matters partner shall, upon receipt of notice from the IRS, give notice of an administrative proceeding with respect to the Partnership to all Limited Partners in accordance with, and as if such Limited Partners were each a "notice partner" pursuant to, Section 6231(a)(8) of the Code.

         B. Except to the extent any action described below conflicts with the terms of the Tax Protection Agreement, the tax matters partner is authorized, but not required:

                  (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in
                           Section 6223(b)(2) of the Code);

                  (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                  (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations and not prohibited by this Agreement.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the General Partner as tax matters partner.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         Section 10.4      Organizational Expenses.

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         Section 10.5      Withholding.

         Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount withheld from any distribution otherwise payable to a Partner shall be treated as a distribution to such Partner as provided in Section 5.2. To the extent an amount paid on behalf of or with respect to a Limited Partner exceeds the amount withheld from a distribution, such amount shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount plus the amount of its attorneys' fees incurred in connection with making and enforcing the terms of such loan, to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

         Section 10.6      Intention re Certain Tax Matters.

         Subject to Section 7.8E, it is the intention of the parties hereto that the Partnership be classified as a partnership, and that the Westlake Limited Partner be treated as a partner therein, for all tax purposes and the parties shall prepare their tax returns accordingly; provided, that neither the General Partner, the Kimco Limited Partner nor any Affiliate thereof has represented or warranted that any taxing authority or court will not conclude to the contrary, and neither the General Partner, the Kimco Limited Partner nor any Affiliate thereof shall have any liability if a taxing authority or court concludes that the Partnership is not classified as a partnership, or that the Westlake Limited Partner is not treated as a partner therein, for any tax purposes. Based upon current federal income tax laws and regulations, the Partnership will be treated for federal income tax purposes as an entity other than an association, or publicly traded partnership, taxable as a corporation and will not itself be subject to federal income taxation, and neither the General Partner nor the Kimco Limited Partner (nor any of their Affiliates) nor the Westlake Limited Partner will take any action inconsistent with such treatment or that would otherwise result in the Partnership being taxable for federal income tax purposes as a corporation or other entity subject to taxation, and each of the General Partner and the Kimco Limited Partner (and their Affiliates), and the Westlake Limited Partner, intend to file all federal, state and local tax returns in a manner consistent with the foregoing.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

         Section 11.1      Transfer.

         No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions of this Agreement. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section 11.2      Transfer of the General Partner Interest.

         A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner except as provided in this Section 11.2 unless the Limited Partners holding seventy-five percent (75%) of the Percentage Interests of the Westlake Limited Partners consent to such transfer or withdrawal. The General Partner may Transfer its General Partner Interest (or any portion thereof) to another entity which is a qualified REIT subsidiary or taxable REIT subsidiary of Kimco without the consent of the Limited Partners so long as arrangements are made so that the REIT Shares to be issued pursuant to
Section 8.5.B continue to be shares of Kimco's common stock, par value $0.01 per share.

         B. Subject to Sections 7.3 and the terms of the Tax Protection Agreement, Kimco may engage in any merger, consolidation or other combination with or into another Person regardless of whether such other person is a REIT, or sell all or substantially all of its assets, or effect any reclassification or recapitalization or change in the terms of outstanding REIT Shares (each, a "Transaction"), all without the prior approval of any Limited Partners, provided that, (i) if such Transaction occurs prior to the Outside Date, following any such Transaction any Qualifying Party continues to be entitled to the benefit of the Tax Protection Agreement; (ii) following any such Transaction, any Qualifying Party continues to be entitled to exchange a Limited Partner Interest (or other successor interest issued in exchange therefor or liquidation thereof) held by such Qualifying Party for cash, REIT Shares or other property or securities equal in value to the amount of cash, REIT Shares or other property or securities that such Limited Partner would have received in an Exchange for such Limited Partner Interest pursuant to Section 8.5 immediately prior to such Transaction, taking into account any adjustments to the Adjustment Factor and Return of Capital Factor following such Transaction; (iii) any such REIT Shares or other securities are publicly traded on the American Stock Exchange or the New York Stock Exchange (or, if they cease to exist, a nationally recognized securities exchange); and (iv) if the General Partner has not irrevocably elected not to exercise its right to issue REIT Shares in any Exchange under
Section 8.5.B, the Qualifying Parties continue to be entitled to the benefits of the Registration Rights Agreement, and (v) assuming clause (iv) applies, each Qualifying Party is given written notice of the proposed Transaction containing information reasonably sufficient for such Limited Partners to assess his right to receive registration rights in connection with such Transaction not less than thirty (30) days prior to the consummation of the Transaction.

         C. If a purchase or cash tender offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Qualifying Party shall be entitled to elect to receive in connection with (and prior to the Closing of) such Transaction the amount of cash and/or the value in cash of other consideration which such holder would have received had it exercised its Exchange Rights and received REIT Shares in exchange for its Limited Partner Interests (or economic interests therein) immediately prior to the expiration of such purchase or tender offer and had thereupon accepted such purchase or tender offer. Upon such election, the Qualifying Party shall cease to be a Limited Partner of the Partnership and its Limited Partner Interests shall be deemed to be transferred to the General Partner effective upon the payment of such cash or other consideration. If an exchange offer shall have been made and accepted pursuant to which the holders of more than fifty percent (50%) of the outstanding REIT Shares exchange their REIT Shares for equity securities of the acquiring Person, which are publicly traded on a nationally recognized securities exchange or quotation system, and the General Partner Interest is Transferred (directly or indirectly), then the Adjustment Factor shall be adjusted to reflect such Transaction and each holder of Limited Partner Interests who is a Qualifying Party shall be entitled to exchange all or any portion of the Limited Partner Interests (or economic interest therein) held by such Qualifying Party for REIT Shares of such acquiring Person.

         The General Partner will give each Limited Partner who has provided the General Partner with its identity and address notice of any tender offer or exchange offer to which this Section 11.2(C) would apply promptly after the General Partner learns of the tender offer or exchange offer (subject to limitations on disclosure dictated by applicable laws, rules and regulations).

         Section 11.3      Limited Partners' Rights to Transfer.

         Except as provided in this Section, and subject to the rights of the General Partner under Section 11.6, no Limited Partner shall have the right to Transfer all or any portion of its Partnership Interest, including, without limitation, all or any portion of the economic rights appurtenant thereto, without the consent of the General Partner, which may not be unreasonably withheld; provided that as long as a Transfer complies in the General Partner's reasonable judgment with applicable federal and state securities laws, a Limited Partner shall have the right, subject only to consent of the General Partner as it reasonably deems necessary to carry out its obligations under Section 3.2, and upon not less than five (5) Business Days' prior written notice containing the identity and address of the proposed transferee and such other information about such proposed transferee as the General Partner shall reasonably request to enable it to determine that such proposed transfer is permitted hereunder without its consent and to enable it to perform its obligations under this Agreement with respect to such transferee, to Transfer its Partnership Interest (or a portion thereof, so long as such portion consists of a percentage undivided interest in all of such Partnership Interest) to one or more of the following (each a "Permitted Transferee") who, subject to the terms of this Article below and provided such Transfer contemplates a transfer of actual ownership (as opposed, for instance, to a pledge), shall become Substituted Limited Partners: (i) in the case of a Limited Partner that is an individual, a Family Member of such Limited Partner or a trust for the benefit of such Limited Partner and/or one or more Family Members, (ii) to an entity in which more than fifty-one percent (51%) of the beneficial interests therein are owned by such Limited Partner or a Family Member and which is controlled by such Limited Partner or a Family Member, (iii) another Limited Partner, (iv) in the case of a Limited Partner that is an entity, to one or more persons who hold an equity interest in such Limited Partner as of the date of its admission to the Partnership as a Limited Partner or to whom a Transfer would be permitted under items (i), (ii) or (iii) above in this Section, (v) a trust for the benefit of a charitable beneficiary or to a charitable foundation, (vi) in connection with a pledge to a lending institution, which is not a Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, or (vii) to such lending institution in connection with the exercise of remedies under such loan or extension of credit, provided that any such Substitute Limited Partner agrees to be bound by the provisions of this Agreement in its entirety and executes and delivers to the General Partner the documents provided to such Permitted Transferee by the General Partner which are necessary to admit such Permitted Transferee to the Partnership as a Substitute Limited Partner as provided in Section 11.4.A below. Notwithstanding any other provision in this Agreement to the contrary, the Kimco Limited Partner may not Transfer all of its Partnership Interest without the prior written consent of the Westlake Limited Partner(s), which consent may be withheld in its sole discretion; provided, however, that the Kimco Limited Partner may Transfer less than all of its Partnership Interest without the prior written consent of the Westlake Limited Partner(s), so long as such Transfer by the Kimco Limited Partner does not relieve the Kimco Limited Partner of its duties and obligations under this Agreement.

         Section 11.4      Substituted Limited Partners.

         A. Other than as set forth in Section 11.3, no Limited Partner shall have the right to substitute a transferee (including, without limitation, an "Assignee" under Section 11.3) as a Limited Partner in his or its place. The General Partner shall, however, have the right to consent to the admission of a proposed transferee of all or any portion of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may not be unreasonably withheld by the General Partner. Admission as a Substitute Limited Partner shall not be effective until such transferee executes and delivers to the General Partner the following investment documents (collectively, the "Investment Documents"): (i) a signed copy of this Limited Partnership Agreement (and the Transferee agrees to be bound to all rights and responsibilities of a Limited Partner hereof); (ii) a Prospective Subscriber Questionnaire substantially in the form of the Prospective Subscriber Questionnaire provided to and delivered by each of the Initial Limited Partners and (iii) a certificate representing and warranting to the General Partner the investment representations and warranties as set forth in Exhibit D to this Agreement with respect to such Transferee. The General Partner's failure or refusal under this Section 11.4.A to permit a transferee of any such Limited Partner Interests (other than a Permitted Transferee) to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         Section 11.5      Assignees.

         An Assignee shall be deemed to have had assigned to it, the share of Net Profit, Net Loss, and any other items of gain, loss deduction and credit of the Partnership attributable to the economic interest assigned to such Assignee, and shall be entitled to receive distributions from the Partnership attributable to such economic interest, but, shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (the vote with respect to such Partnership Interest being retained by the transferor of such economic interest or, if such transferor will be unable to cast or waive such vote, such Partnership Interest shall be deemed to have been voted on a matter in the same proportion as all other Partnership Interests held by Limited Partners are voted).

         Section 11.6      General Partner's Right of First Refusal.

         A. Notwithstanding anything in this Agreement to the contrary, before any Limited Partner may Transfer any Limited Partner Interests to any entity or person other than a Permitted Transferee, the General Partner will have the right, but not the obligation, to purchase any and all of the Limited Partner Interests subject to such Transfer (the "Transfer Interests").

         B. At such time that a Limited Partner proposes to effect a Transfer of Transfer Interests, the transferring Limited Partner shall give prompt written notice (the "Transfer Notice") to the General Partner of such proposed Transfer. The Transfer Notice shall specify the material terms of the proposed Transfer (the "Transfer Terms"), including without limitation, (i) the name of the proposed transferee; (ii) the number of Transfer Shares involved; (iii) the purchase price or other consideration (the "Purchase Price") to be received by the Limited Partner in connection with such Transfer; and (iv) the terms and conditions upon which such Transfer is to take place, including the terms of any deferred payment for the Transfer Interests. The Transfer Notice must further state that the General Partner may acquire all or any part of the Transfer Interests for the Purchase Price and under the other Transfer Terms set forth in the Transfer Notice.

         C. The General Partner will have fifteen (15) Business Days after its receipt of a Transfer Notice (the "Purchase Period") during which to exercise its right to purchase all or a portion of the Transfer Interests for the Purchase Price and under the other Transfer Terms set forth in the Transfer Notice. The General Partner must exercise its right by giving written notice to the transferring Limited Partner, within the Purchase Period, of the number of Transfer Interests as to which the General Partner is exercising its right to purchase. The General Partner's failure to give written notice of exercise within the Purchase Period will be deemed an election by the General Partner not to purchase any Transfer Shares.

         D. The Limited Partner proposing to make a Transfer may Transfer any Transfer Interests not being purchased by the General Partner at any time within one hundred twenty (120) days after the expiration of the Purchase Period; provided, however, that (i) such Transfer must be in accordance with the Transfer Terms specified in the Transfer Notice and (ii) the transferring Limited Partner must have complied with all the other terms and conditions imposed by this Article 11.

         E. If a Limited Partner purports to make a Transfer without providing a Transfer Notice, or a purported Transfer is made or required to be made pursuant to a court order, the Purchase Period will be deemed to start on the date on which the President of the General Partner obtains actual and complete knowledge of the purported Transfer or order. Any such purported Transfer or order will be subject to the rights of the General Partner.

         Section 11.7      General Provisions.

         A. No Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Partner's Partnership Interest in accordance with this Article 11.

         B. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all transferees of such Partnership Interest as Substituted Limited Partners.

         C. If all or any portion of a Partnership Interest, including, without limitation, any economic interest, is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership fiscal year, then Net Profit, Net Loss, each item of income, gain, expense or deduction and all other items attributable to such Partnership Interest or economic interest therein for such Partnership fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Partnership fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method or such other method permitted by the Code as the General Partner considers appropriate. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Interest or economic interest therein before the date of such transfer, assignment, or redemption shall be made to the transferor, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Interest or economic interest therein shall be made to the transferee.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

         Section 12.1      Admission of Successor General Partner.

         A successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 hereof shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. The successor General Partner shall execute and deliver to the Partnership and the Limited Partners a signed copy of this Limited Partnership Agreement and an agreement to be bound by all rights and responsibilities of the General Partner hereof. In the case of such admission on any day other than the first day of a Partnership fiscal year, all items attributable to the General Partner's Partnership Interest for such Partnership fiscal year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

         Section 12.2 Amendment of Agreement and Certificate of Limited Partnership.

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 13.1      Dissolution.

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after such event of withdrawal Westlake Limited Partners who hold fifty percent (50%) or more by Percentage Interest of the Westlake Limited Partners agrees in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

         C. an election to dissolve the Partnership made by the General Partner provided that the Consent of Westlake Limited Partners holding fifty percent (50%) or more of the Percentage Interests of the Westlake Limited Partners shall be required to the extent provided in Section 7.3 hereof;

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

         E. a Terminating Capital Transaction as long as the proceeds of such sale are distributed to the Partners in accordance with the terms of this Agreement.

         Section 13.2      Winding Up.

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and Assignees. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority by Percentage Interest of the Westlake Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property. The Partnership property shall be liquidated as provided in Section 13.6, and the proceeds therefrom shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors; and

                  (2) The balance, if any, to the General Partner, Limited Partners in accordance with Section 5.1.B.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to Partners as creditors). Additionally, with the consent of a majority by Percentage Interest of the Westlake Limited Partners, the Liquidator may distribute to the Partners and Assignees, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. The Liquidator shall determine the fair market value of any property distributed in kind in accordance with the terms of this Section using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                  (1) distributed to a trust established for the benefit of the General Partner, Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner, Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner, Limited Partners pursuant to this Agreement; or

                  (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

         Section 13.3      Rights of Partners and Assignees.

         Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, as it may be amended in accordance with the terms hereof, no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

         Section 13.4      Notice of Dissolution.

         In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, in time to permit exercise of Exchange Rights and the occurrence of the applicable Issuance Date prior to final distribution, provide written notice thereof to each of the Partners and Assignees.

         Section 13.5 Termination of Partnership and Cancellation of Certificate of Limited Partnership.

         Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof and expiration of the period for tendering Partnership Interests provided for in Section 13.4, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of California shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.6      Reasonable Time for Winding-Up.

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up and to obtain the fair value thereof, and the provisions of this Agreement shall remain in effect during the period of liquidation.

         Section 13.7      Waiver of Partition.

         Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         Section 14.1      Amendments.

         A. The General Partner shall submit any proposed amendment to this Agreement to the Limited Partners. Any proposed amendment that is not proposed by the General Partner shall, notwithstanding anything to the contrary contained in this Agreement, require the written consent of the General Partner. The General Partner shall seek the written vote of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) Business Days. Subject to Section 14.1.C, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Westlake Limited Partners holding a majority by Percentage Interest of the Westlake Limited Partners.

         B. Notwithstanding the foregoing but subject to Section 14.1.C, amendments may be made to this Agreement by the General Partner, without the consent of any Limited Partner, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; or (ii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement. The General Partner shall reasonably promptly notify the Limited Partners whenever it exercises its authority pursuant to this Section 14.1.B.

         C. No amendment shall be adopted if it would (i) convert a Limited Partner Interest into a General Partner Interest, (ii) increase the liability of a Limited Partner, (iii) except as otherwise permitted in this Agreement, alter any of the rights of the Partners to distributions set forth in Article 5, or the allocations set forth in Article 6, (iv) alter or modify any aspect of the Exchange Rights as set forth in Article 8 hereof, (v) cause the early termination of the Partnership (other than pursuant to the terms hereof) or (vi) amend this Section 14, in each case without the consent of each Limited Partner adversely affected thereby.

         D. Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

         Section 14.2      Meetings of the Partners.

         A. Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or consent of Limited Partners is permitted or required hereunder, such vote or consent shall be requested by the General Partner and may be given by the Limited Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 14.1.A.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action to be taken is signed by the Partners owning the Percentage Interests required to vote in favor of such action, which consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

         C. Each Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner or his attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner granting such proxy.

                                   ARTICLE 15
                               GENERAL PROVISIONS

         Section 15.1      Addresses and Notice.

         Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by telefax or one (1) day following deposit with a nationally recognized overnight courier service that issues a receipt upon delivery, such as UPS or Federal Express, at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         Section 15.2      Titles and Captions.

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 15.3      Pronouns and Plurals.

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 15.4      Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.5      Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.6      Creditors.

         Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 15.7      Waiver.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.8      Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.9      Applicable Law.

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law.

         Section 15.10     Invalidity of Provisions.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.11     Entire Agreement.

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

                                  GENERAL PARTNER:

                                  Kimwest 186, Inc.,
                                  a Delaware corporation

                                  By:      /s/ Jeffrey J. Olson
                                           --------------------
                                  Name:    Jeffrey J. Olson
                                  Title:   Director of Acquisitions, West Coast




                                  LIMITED PARTNER


                                  Westlake Development Company, Inc.,
                                  a California corporation

                                  By:      /s/ Gary Wong
                                           -------------
                                  Name:    Gary Wong
                                  Title:   President

                                    Exhibit A

                 Partners Contributions and Percentage Interests

---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
                                      Initial                                     Agreed
                                    Percentage      Number        Cash           Value of                        Total
    Name and Address of Partner      Interest      of Units    Contributions     Property        Liabilities  Contribution
---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------

General Partner                    .0009223%      22           $772.73        N/A                0           $772.73
(1.0101010% of Combined GP and
Kimco)
Kimwest 186, Inc., a Delaware
corporation


---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------

---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
Limited Partner
                                   .0884617%      2,110        $70,827.27     N/A                0           $70,827.27
Kimco Realty Corporation, a
Maryland corporation

---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------
Limited Partner
                                   99.9106159%    2,383,080    N/A            $80,000,000.00     0           $80,000,000.00
Westlake Development Company, Inc.

---------------------------------- -------------- ------------ -------------- ------------------ ----------- ----------------




General Partner

Kimwest 186, Inc., a Delaware corporation

-----------------------------------------

-----------------------------------------

-----------------------------------------

                                    Exhibit B

                                     Form of

                                ----------------

                               NOTICE OF EXCHANGE

                                ----------------

         Reference is hereby made to that certain Agreement of Limited Partnership of Kimco/Westlake, L. P., dated as of October _, 2002 (the "Partnership Agreement"), by and among Kimco Realty Corporation, a Maryland corporation (the "Kimco Limited Partner") and those persons listed on the signature pages thereto. Kimco Westlake L.P. is sometimes referred to herein as the "Partnership." Pursuant to Section 8.5 of the Partnership Agreement, the undersigned (the "Undersigned" or "Tendering Party"), hereby notifies the General Partner of his, her or its intention to tender the number of units of Limited Partner Interest (the "Units") in the Partnership set forth below for cash or in the General Partner's sole discretion, shares of Common Stock of Kimco Realty Corporation ("Kimco REIT"), $.01 par value per share ("REIT Shares"). Any capitalized terms used herein not otherwise defined shall have the meaning ascribed to such terms in the Partnership Agreement.

         Please complete the information below and sign where indicated. Failure to complete this Notice of Exchange fully and accurately may result in a delay in your exchange.

1. Name and Address:

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

2. The number of shares of Common Stock of Kimco REIT owned by the Undersigned as of the date of execution of this Notice of Exchange:____________

         To the knowledge of the Undersigned, the number of shares of Common Stock of Kimco REIT owned by any Related Party1 of the Undersigned as of the date of execution of this Notice of Exchange:_____________

3.       Number of Units to be exchanged: _____________________.

4.       Does the number indicated in Paragraph No. 3 above represent all of the
         Units held by the Undersigned?      |_|  Yes         |_|  No

5. By signing below, the Undersigned represents and warrants to the General Partner and the Kimco Limited Partner that (i) the Undersigned owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (each, a "Claim"), except as provided in the Partnership Agreement and pursuant to the securities laws, all of his, her or its legal and beneficial interest in the Units which are being tendered pursuant to this Notice of Exchange, (ii) the Undersigned has full power and authority to convey the Units free and clear all Claims and (iii) such Units are being delivered to Kimco pursuant to this Notice of Exchange free and clear of all Claims.

6. By signing below, the Undersigned represents and warrants to the Kimco Limited Partner that he, she or it is a Qualifying Party, as the term is defined in the Partnership Agreement, and that he, she or it has the right to demand this exchange pursuant to the terms of the Partnership Agreement.

7. By signing below, the Undersigned makes the following investment representations and warranties to the General Partner and the Kimco Limited Partner as to himself, herself or itself as of the date of this Notice of Exchange:

                  (a) The Undersigned has had an opportunity to review all registration statements and amendments thereto furnished to the Undersigned by or on behalf of Kimco REIT and all other registration statements, reports or other documents filed by Kimco REIT with the Securities and Exchange Commission (the "SEC") (all of the foregoing registration statements, amendments, reports and other documents collectively, the "Kimco Documents") and understands the risks of, and other considerations relating to, the acquisition of REIT Shares as disclosed in the Kimco Documents. The Undersigned by reason of his, her or its business and financial experience, together with the business and financial experience of those persons, if any, retained by him, her or it to represent or advise him, her or it with respect to his, her or its potential investment in the REIT Shares, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he, she or it (A) is capable of evaluating the merits and risks of an investment in Kimco REIT and of making an informed investment decision, (B) is capable of protecting his, her or its own interest or has engaged representatives or advisors to assist him, her or it in protecting his, her or its interests and (C) is capable of bearing the economic risk of such investment.

--------
     1 "Related Party" means, with respect to any Person, any other Person whose ownership of the capital stock of Kimco REIT would be attributed to the first such Person under Section 544 (as modified by Section 856(b)(1)(B)) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) The Undersigned understands that an investment in Kimco REIT involves substantial risks. Based on the disclosure contained in the Kimco Documents, the Undersigned has been given the opportunity to make a thorough investigation of the proposed activities of Kimco REIT.

                  (c) The address set forth on the first page of this Notice of Exchange is the Undersigned's principal place of business or residence, as the case may be, which address has not changed within one year immediately preceding the date hereof, except as disclosed in writing to the Kimco Limited Partner prior to the date hereof, and the Undersigned has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is sited.

8. By signing below, the Undersigned represents and covenants the following to the Kimco Limited Partner:

                  (a) To the Undersigned's knowledge, the Undersigned has disclosed in Section 2 above its actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares as of the date of execution of this Notice of Exchange by (i) the Undersigned and (ii) any Related Party of the Undersigned;

                  (b) The Undersigned represents that neither the Undersigned nor to its knowledge any Related Party has any present intention to acquire any additional REIT Shares or rights to acquire REIT Shares during the period commencing on the date that this Notice of Exchange is signed by the Tendering Party and ending on the date on which REIT Shares and/or cash are received by the Undersigned pursuant to this Exchange; and

                  (c) The Undersigned acknowledges that the Tendering Party shall not be entitled to receive REIT Shares as a result of the tender of Units hereunder if the actual and constructive ownership of REIT Shares by the Undersigned and, any Related Party would violate the Ownership Limit as in effect on the date hereof.

9. The Undersigned understands and acknowledges that, unless registered pursuant to a Primary Registration Statement that has been declared effective by the SEC, the REIT Shares may be issued as restricted securities and, if issued as restricted securities, may not be resold under the federal and state securities laws unless such REIT Shares are registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement or unless an exemption from registration under federal and state securities laws is available.

10. The Undersigned agrees to complete the attached Prospective Subscriber Questionnaire and send it along with this Notice of Exchange to the General Partner, at the addresses listed below; provided, however, that the completion of a Prospective Subscriber Questionnaire shall not be required in the event that the REIT Shares to be issued in an Exchange have been registered pursuant to a Primary Registration Statement which has been declared effective by the SEC. Failure to complete the Prospective Subscriber Questionnaire fully and accurately and failure to return it with this Notice of Exchange may delay the exchange of Units.

         Signature:  ___________________________________________________________

         Name of Entity and Title if Applicable:  ______________________________

         Date:  _____________________

         Please send the Notice of Exchange along with the completed Prospective Subscriber Questionnaire via regular, overnight or certified mail or by hand delivery to the General Partner with a copy to counsel at the addresses listed below:

                  Kimwest 186, Inc., a Delaware corporation
                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  New Hyde Park, NY  11042
                  Attn:  General Counsel

                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza
                  Irvine, California  92614
                  Attn:  Teresa J. Farrell, Esq.

FOR GENERAL PARTNER USE ONLY:
Received by General Partner on _________________________________________________

                                    Exhibit C

                  Form of Prospective Subscriber Questionnaire


                                      Name: ____________________________________



                      PROSPECTIVE SUBSCRIBER QUESTIONNAIRE

                        --------------------------------

                            Kimco Realty Corporation
                             3333 New Hyde Park Road
                             New Hyde Park, NY 11042

                           ---------------------------

         The shares (the "Shares") of the common stock, par value $.01 per share, of Kimco Realty Corporation (the "Company") are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states. The Shares are being offered in reliance on an exemption from registration under Regulation D of the Securities Act ("Regulation D") and similar state law exemptions. To satisfy the requirements of Regulation D and applicable state law exemptions, the Company must determine whether a prospective shareholder meets that Regulation D and state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is intended to assist the Company in making this determination.

         Please complete, execute and date this Prospective Subscriber Questionnaire and deliver it to the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offering and sale of the Shares will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

         1) To establish the basis of the Subscriber's status as an accredited investor, please answer the questions set forth below.

                  a) Is the Subscriber an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                                    Yes__________    No__________

                  b) Is the Subscriber an individual with income (without including any income of the Subscriber's spouse) in excess of $200,000, or joint income with the Subscriber's spouse, in excess of $300,000, in each of the two most recent years, and does the Subscriber reasonably expect to reach the same income level in the current year?

                                    Yes__________    No__________

                  c) Is the Subscriber an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Company is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who answered "Yes" to item 1(a) or 1(b) above or item 1(g) below?

                                    Yes__________    No__________

                  d) Is the Subscriber a retirement plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                                    Yes__________    No__________

                  e) Is the Subscriber a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (e.g., a Keogh Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Shares and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                                    Yes__________    No__________

                  f) Is the Subscriber a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring the Shares and whose total assets exceed $5,000,000?

                                    Yes__________    No__________

                  g) Is the Subscriber one of the following entities:

                           (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

                           (ii)     A "broker/dealer" registered pursuant to
                                    Section 15 of the Securities Exchange Act of
                                    1934, as amended;

                           (iii)    An "insurance company," as defined in
                                    Section 2(13) of the Securities Act;

                           (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in
                                    Section 2(a)(48) of the Investment Company
                                    Act of 1940;

                           (v) A "Small Business Investment Company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                           (vi) A "Private Business Development Company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940?

                                    Yes__________    No__________

                                    If yes, then which entity (i.e., (g)(i)
                                    through (vi) above)?

                  h) Is the Subscriber an entity (other than a trust, but including a grantor trust) in which all of the equity owners can answer "Yes" to any one question set forth in Sections 1(a) through 1(g) immediately above?

                                    Yes__________    No__________

         2) Is the Subscriber acquiring the Shares of the Company as a principal for the purposes of investment and not with a view to resale or distribution?

                                    Yes__________    No__________

         3) By signing this Questionnaire, the Subscriber hereby confirms the following statements:

                  a) The Subscriber understands and acknowledges that the Shares may be restricted securities and as restricted securities may not be resold under the federal and state securities laws unless and until such Shares are registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement or unless an exemption from registration under federal and state securities laws is available.

                  b) The Subscriber shall immediately provide the Company with corrected information in the event any information given herein was untrue.

                  c) The Subscriber acknowledges that any delivery of information relating to the Company prior to the determination by the Company of the suitability of the Subscriber as a shareholder shall not constitute an offer of Shares until such determination of suitability shall be made.

                  d) The Subscriber acknowledges that the Company will rely on the Subscriber's representations contained herein as a basis for exemption from registration.

                  e) The Subscriber, either alone or with his or her purchase representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of the prospective investment in the Shares.

                  f) The answers of the Subscriber to the foregoing questions are true and complete to the best of the information and belief of the undersigned.



-----------------------------------         -----------------------------------
Signature of Subscriber                     Signature of Subscriber
(or duly authorized agent)                  (or duly authorized agent)

-----------------------------------         -----------------------------------
Title:                                      Title:

-----------------------------------         -----------------------------------
Print Name Signed Above                     Print Name Signed Above

-----------------------------------         -----------------------------------
Principal Residence (if Subscriber          Principal Residence (if Subscriber
is an individual) or                        is an individual) or
Business Address of                         Business Address of
Subscriber:                                 Subscriber:

-----------------------------------         -----------------------------------

-----------------------------------         -----------------------------------

-----------------------------------         -----------------------------------

-----------------------------------         -----------------------------------
Date                                        Date

                                    Exhibit D

                    Investment Representations and Warranties



         The proposed transferee ("Transferee") makes the following representations and warranties to the General Partner:

         Transferee acknowledges that Transferee's admission as a Substitute Limited Partner in the Partnership ("Admission") is contingent upon the veracity of each of the representations and warranties contained herein and the accuracy and completeness of all responses entered in the prospective subscriber questionnaire provided to Transferee. Transferee further acknowledges that the General Partner or the Partnership may refuse Transferee's Admission if Admission would be in violation of the Securities Act or any other applicable federal or state securities laws, regulations or rules.

         Transferee has had an opportunity to review all registration statements, reports and amendments thereto filed with the Commission on behalf of Kimco Realty Corporation (collectively, the "Kimco Documents") and understands the risks of, and other considerations relating to, Admission. Transferee, by reason of its, his or her business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Partnership, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it, he or she (A) is capable of evaluating the merits and risks of an investment in the Partnership and of making an informed investment decision, (B) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its, his or her interests and (C) is capable of bearing the economic risk of such investment.

         Transferee understands that an investment in the Partnership involves substantial risks. Transferee has been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and has been furnished with materials relating to the Partnership and its proposed activities, including, without limitation, the Limited Partnership Agreement, the Registration Rights Agreement and the other documents and materials distributed to Limited Partners of the Partnership pursuant to Section 9.3 of the Limited Partnership Agreement (collectively, the "Partnership Materials"). Transferee has relied and is making its investment decisions upon the Partnership Materials provided to Transferee by or on behalf of the Partnership.

         Any interest in the Partnership will be acquired by Transferee for its, his or her own account (or if such Transferee is a trustee, for a trust account) for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Transferee's right (subject to the terms of this Agreement and the Limited Partnership Agreement) at all times to sell or otherwise dispose of all or any part of its interest in the Partnership under an effective registration statement or an exemption from such registration available under the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. Transferee has not been formed for the specific purpose of acquiring an interest in the Partnership or Kimco Realty Corporation.

         Transferee acknowledges that (A) the limited partnership interests in the Partnership have not been registered under the Securities Act or any state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such interests are represented by certificates, such certificates will bear a legend to such effect, (B) the General Partner's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Transferee contained herein, (C) such interests, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such interests and
(E) the Partnership has no obligation or intention to register such interests for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Transferee hereby acknowledges that because of the restrictions on transfer or assignment of the interests which are set forth in the Limited Partnership Agreement, the Transferee may have to bear the economic risk of the investment in the Partnership for an indefinite period of time.

         The address set forth under Transferee's name is the Transferee's principal place of business or residence, as the case may be, which address has not changed (except for relocations within the same state) within the two (2) years immediately preceding the date hereof, except as disclosed in writing to the General Partner prior to the date hereof, and Transferee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such Transferee's principal place of business or residence is sited.

                                   Exhibit E


                            TAX PROTECTION AGREEMENT

         THIS TAX PROTECTION AGREEMENT ("Agreement"), dated as of October __, 2002, is made by and between KIMCO REALTY CORPORATION, a Maryland corporation ("KIMCO"), KIMWEST 186, INC., a Delaware corporation ("KRC"), KIMCO WESTLAKE, L.P., a Delaware limited partnership ("KWLP"), and Westlake Development Company, Inc. ("WDC" or the "Contributor," as further defined below), which will become a limited partner of KWLP as a result of the Transaction (as defined below).

         WHEREAS, pursuant to the Contribution Agreement, dated as of August 14, 2002, by and among KIMCO, KRC and Contributor ("Contribution Agreement"), KWLP is, among other things, acquiring the Contributed Property from the Contributor in exchange for partnership interests in KWLP (the "Transaction"); and

         WHEREAS, pursuant to the Contribution Agreement and the Agreement of Limited Partnership by and among KIMCO, KRC and Contributor of even date herewith ("Partnership Agreement"), KWLP and KIMCO have agreed to make certain undertakings to the Contributor and indemnify Contributor for certain tax consequences.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Definitions. All capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth in the Partnership Agreement. As used herein, the following terms have the following meanings:

                  "Actual Taxpayer" means the person or entity which is responsible for the actual payment of federal, state or local taxes recognized as a result of any Built-in Gain or Non-Recourse Built-in Gain being triggered in the case of a Recognition Event, or as a result of any taxable income or gain in the case of a Forced Exchange Event. An Actual Taxpayer may or may not be a Contributor but in all events shall be a "Contributor" for the purposes of the last sentence of the definition of "Contributor" below. Consequently, under the Code, as in effect on the date hereof, a partnership or limited liability company which directly or indirectly owns Units, even if such entity is a Contributor hereunder (and which has not elected to be treated as an association taxable as a corporation) would not be an "Actual Taxpayer" for federal tax purposes. In addition, for these purposes an entity which is currently an "S" corporation shall not be treated as an Actual Taxpayer for federal tax purposes nor for state and local tax purposes if and to the extent state and local treatment is the same as federal tax treatment.

                  "Built-in Gain" with respect to each Contributed Property shall mean the amount of gain that would be allocated to a Contributor as a result of Section 704(c) of the Code on the relevant date of determination.

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contributed Property" shall mean those properties set forth on Schedule 1 to this Agreement. If any successor property or properties are acquired in a Code Section 1031 tax-free or other non-taxable (in whole or part) transaction pursuant to which, under the Code or Treasury Regulations, such successor property or properties become the property or properties to which the Built-in Gain and similar attributes carry over, such successor property or properties shall thereafter be the "Contributed Property."

                  "Contributor" means WDC and every other person or entity which becomes a successor holder of its Units in accordance with the Partnership Agreement. Notwithstanding the preceding sentence, for purposes of (i) calculating Contributor's Taxes and Grossed-Up Amount, and for all items that must be determined so as to make the calculations under either of said defined terms, and (ii) the person or entity entitled to receive any payments required to be made by KWLP under Section 3 of this Agreement, the term "Contributor" shall mean each and every appropriate Actual Taxpayer, whether or not any such Actual Taxpayer would otherwise be a Contributor under this definition.

                  "Contributor's Taxes" means (x) for purposes of Section 3(a), the combined federal, state and local income taxes of a Contributor on account of, as the case may be, the Built-in Gain and/or Non-Recourse Built-in Gain recognized under the Code as a result of the occurrence of a Recognition Event, without duplication of such amounts for purposes of Section 3, calculated by multiplying any Built-in Gain and/or Non-Recourse Built-in Gain which is so recognized by a Contributor during such year by reason of the Recognition Event by the combined highest federal, state and local income tax rates in effect for an individual (for income of the type recognized) for such year, and (y) for purposes of Section 3(b), the combined federal, state and local income taxes (whether or not attributable to Built-in Gain and/or Non-Recourse Built-in Gain, and including, without limitation, any taxable income or gain resulting from the tender for redemption all or any portion of their Limited Partner Interests pursuant to Section 8.5 of the Partnership Agreement on account of the Forced Exchange Event) of a Contributor determined at the combined highest federal, state and local income tax rates in effect for an individual (for income of the type recognized) for the year in question. Contributor's Taxes shall
         (i) for the avoidance of doubt, be determined assuming that the transaction or event giving rise to KWLP's obligation to make a payment was the only transaction or event reported on the Contributor's tax return (i.e., without giving effect to any loss carry forwards or other deductions attributable to such Contributor), (ii) be calculated at the combined highest federal, state and local income tax rate in effect for an individual (for income of the type recognized) for such year, (iii) include any reasonable costs and expenses, including, without limitation, interest, penalties, additions to tax and reasonable attorneys' and accountants' fees, (iv) in determining the rate of any tax, give effect to the deductibility of such tax for the purposes of such tax or any other tax, and (v) be determined without duplication of any items of income, gain, loss or deduction. In addition, if income or gain is recognized by reason of a Recognition Event or Forced Exchange Event in the same calendar year as (a) the death of an Actual Taxpayer who directly or indirectly through a Contributor owns Units (including, by way of illustration and not limitation, a shareholder or partner of an S corporation or partnership, respectively, that owns Units) and who (or a successor for tax purposes of whom) is in a position to achieve a basis in its Units for federal income tax purposes equal to their fair market value (assuming a liquidation of the Contributor or otherwise, as is contemplated in Section 4(b) hereof) and (b) the actual liquidation or other event generating such increase in basis, then the Contributor's Taxes shall be computed by taking into account the actual tax benefit on account of such liquidation or other event that occurs within such same calendar year.

                  "Forced Exchange Event" is an event described in Section 8.5H of the Partnership Agreement, for which the opinion described therein is not obtained, that results in the redemption of all or any portion of a Contributor's Units.

                  "Grossed Up Amount" with respect to a Contributor shall mean a payment under Section 3 hereof which will provide a Contributor with an amount equal to Contributor's Taxes after taking into account all federal, state and local income taxes (calculated in a manner consistent with the manner in which Contributor's Taxes are calculated) for such year on amounts paid under Section 3 hereof.

                  "Non-Recourse Built-in Gain" shall mean gain recognized by a Contributor under Section 731(a)(1) of the Code as a result of a deemed distribution under Section 752(b) of the Code.

                  "Nonrecourse Debt" means the type of indebtedness which is described in Treasury Regulation Section 1.752-1(a)(2).

                  "Outside Date" shall mean the date upon which the Tax Protection Period ends.

                  "Recognition Event" shall have the meaning set forth in
Section 3(a).

                  "S Corporation" means an S corporation as such term is defined in Code Section 1361.

                  "Tax Protection Period" shall mean the span of time commencing on the Closing Date and ending on the earlier of (i) the tenth (10th) anniversary thereof, (ii) the date on which all (and not less than all) of the Units have been redeemed, sold or otherwise disposed of in other than a non-taxable disposition, or (iii) seven (7) months following the death of any Actual Taxpayer who directly or indirectly through a Contributor owns Units (including, by way of illustration only and not limitation, a shareholder or partner of an S corporation or partnership, respectively, that owns Units), if such Actual Taxpayer (or such Actual Taxpayer's successor as determined for tax purposes) is in a position to achieve basis in its Units for federal income tax purposes equal to their fair market value (assuming a liquidation of the Contributor or otherwise).

                  "Taxable Sale" shall have the meaning set forth in Section
2(a).

                  "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

                  "Units" means the partnership interests in KWLP issued to the Contributors pursuant to the Contribution Agreement, and any partnership interests in KWLP thereafter issued by KWLP in exchange for such Units in a transaction in which the transferee's adjusted basis, as determined for federal income tax purposes, in the issued Units is determined, in whole part, by reference, to the transferee's adjusted basis, as determined for federal income tax purposes, in the Units.

         2. KWLP's and KIMCO's Obligations.

         (a) During the Tax Protection Period, KWLP and KIMCO agree that if it, or anyone which directly or indirectly acquired all or any part of a Contributed Property from KWLP in other than a fully taxable transaction or transactions, sells, transfers, exchanges, distributes, assigns or otherwise disposes of, or KWLP permits, causes or allows to be sold, transferred, exchanged, distributed, assigned or otherwise disposed of, all or any portion of a Contributed Property in a transaction that causes taxable income on account of Built-in Gain or Nonrecourse Built-in Gain to be recognized by any Contributor under the Code (any such transaction being herein referred to as a "Taxable Sale"), then KWLP or KIMCO shall make the payments to the Contributors required pursuant to
Section 3 below. A sale, transfer, exchange, distribution, assignment or other disposition of all or any portion of the Contributed Property which does not cause taxable income to be recognized shall not relieve KWLP or KIMCO of any of its duties, liabilities and obligations under this Agreement.

         (b) During the Tax Protection Period, KWLP agrees to maintain, at all times, and on a continuous basis, with respect to each Contributed Property, an amount of indebtedness allocable to a Contributor sufficient to avoid the recognition of gain by any Contributor as a result of Non-Recourse Built-in Gain.

         (c) Section 704(c) allocations with respect to each Contributed Property shall be made by the election of the so-called "traditional method," as described in Treasury Regulation Section 1.704-3(b)(1). Notwithstanding any contrary provisions of KWLP's governing documents, KWLP shall not allocate any other tax items of KWLP to any of the Contributors so as to cure or otherwise lessen the effects of the so-called "ceiling rule" applicable to the Contributed Property.

         (d) KWLP hereby represents, warrants and covenants that (i) it will file an election under Code Section 754, (ii) will maintain such election at all times during the Tax Protection Period, and (iii) will file a new Code Section 754 election in the event of a so-called tax termination of KWLP if such election is otherwise required to be made so as to maintain such election in effect.

         (e) Subject to Section 7.8E of the Partnership Agreement, it is the intention of the parties hereto that KWLP be classified as a partnership, and that the Contributor be treated as a partner therein, for all tax purposes, and the parties shall prepare their tax returns accordingly; provided, that neither the General Partner, the Kimco Limited Partner nor any Affiliate thereof has represented or warranted that any taxing authority or court will not conclude to the contrary, and neither the General Partner, the Kimco Limited Partner nor any Affiliate thereof shall have any liability if a taxing authority or court concludes that the Partnership is not classified as a partnership, or that the Westlake Limited Partner is not treated as a partner therein, for any tax purpose.

         Based upon current federal income tax laws and regulations, KWLP will be treated for federal income tax purposes as an entity other than an association, or publicly traded partnership, taxable as a corporation and will not itself be subject to federal income taxation, and neither KRC nor KIMCO (nor any of their Affiliates) nor Contributor will take any action inconsistent with such treatment or that would otherwise result in KWLP being taxable for federal income tax purposes as a corporation or other entity subject to taxation, and each of KRC and KIMCO (and their Affiliates), and each Contributor, intend to file all federal, state and local tax returns in a manner consistent with the foregoing.

         (f) Notwithstanding the foregoing, no amount shall be due to a Contributor on account of any Built-in Gain or Non-Recourse Built-in Gain resulting from, and the term "Taxable Sale" shall not include, the condemnation or other taking of the Contributed Property by a governmental entity or authority in eminent domain proceedings or otherwise, provided that KRC and KIMCO has first used best efforts to structure any such disposition as either a tax-free like-kind exchange under Code Section 1031 or as a tax-free reinvestment under Code Section 1033.

         (g) In the case of an Actual Taxpayer that owns Units directly or indirectly through a Contributor that is a pass-through entity (including but not limited to an S corporation or partnership), each such Contributor shall take such actions that can reasonably be taken to cause the liquidation thereof (and, if applicable, of any intermediate entity owned directly or indirectly by the same Actual Taxpayer) as soon as practicable following the death of an Actual Taxpayer and prior to the end of the calendar year in which the income or gain giving rise to the indemnity obligation hereunder is recognized, if such liquidation(s) prior to the end of such year would reduce the amount of the Contributor's Taxes.

         (h) At all times prior to the Outside Date, T.M. Chang and Yoshie F. Chang will be Actual Taxpayers described in clause (iii) of the definition of Tax Protection Period with respect to all or a portion of the Units.

         3. Indemnity for Breach of Obligations by KWLP.

         (a) Taxable Sales and Section 2 Breaches. In the event prior to the Outside Date of (i) a Taxable Sale, or (ii) any other failure to comply with the requirements of any other provision of Section 2, and if any such event causes the recognition of taxable income or gain under the Code by any Contributor on account of Built-in Gain or Non-Recourse Built-in Gain (any such event resulting in any such recognition being referred to as a "Recognition Event"), then, as to each such Recognition Event, KWLP or KIMCO shall pay to each such Contributor the Grossed Up Amount with respect to such taxable income or gain. The payment of the Grossed Up Amount for each occurrence of a Recognition Event shall be made within thirty (30) days.

         (b) Forced Exchange Event. In the event of a Forced Exchange that causes the recognition of taxable income or gain (whether or not Built-in Gain or Non-Recourse Built-in Gain) under the Code by any Contributor (including, without limitation, any taxable income or gain resulting from the Exchange of all or any portion of their Limited Partner Interests pursuant to Section 8.5 of the Partnership Agreement), then KWLP or KIMCO shall pay to each Contributor the Grossed Up Amount with respect to such taxable income or gain.. The payment of the Grossed Up Amount in such case shall be made within thirty (30) days.

         (b) Conflict. If in any application of this Section 3 both Section 3(a) and Section 3(b) apply, then Section 3(b) shall govern.

         4. Redemption or Sale of Units; Death.

         (a) If and to the extent a Contributor causes a redemption or exchange, sells or otherwise disposes of all or any Units (but not including herein a conversion or redemption into other Units, then the provisions of Sections 2 and 3 of this Agreement as to any such Units so redeemed, exchanged, sold or otherwise disposed of, shall end at the time of such redemption, exchange, sale or other disposition. Any sale or other disposition by a Contributor of Units in a transaction in which gain or loss is not recognized under the Code shall not be a disposition under this Section 4.

         (b) Upon the death of any Actual Taxpayer who directly or indirectly through a Contributor owns Units (including, by way of illustration and not limitation, a shareholder or partner of an S corporation or partnership, respectively, that owns Units), if such Actual Taxpayer (or successor thereto as determined for tax purposes) is in a position to achieve basis in its Units for federal income tax purposes equal to their fair market value (assuming a liquidation of the Contributor or otherwise), then the provisions of Sections 2 and 3 of this Agreement shall end as to all Persons seven (7) months following the death of such Actual Taxpayer.

         5. General Provisions.

         (a) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or sent by telecopy (providing confirmation of transmission) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):


         (1) if to KIMCO, KRC or KWLP, to:

                                         Kimco Realty Corporation:
                                         3333 New Hyde Park Road, P.O. Box 5020
                                         New Hyde Park, New York  11042-0020
                                         Attn:
                                         Telephone: (516) 869-9000
                                         Facsimile: (516) 869-7117
                  with a copy to:

                                         Gibson, Dunn & Crutcher LLP
                                         4 Park Plaza
                                         Irvine, California  92614
                                         Attn:  Teresa J. Farrell, Esq.
                                         Telephone: (949) 451-3895
                                         Facsimile: (949) 475-4634
                                         E-mail: tfarrell@gibsondunn.com

         (2) if to a Contributor, to:

                                         Westlake Development Company
                                         520 El Camino Real, Suite 520
                                         San Mateo, California 94402
                                         Attn:  Gary Wong
                                         Telephone: (650) 579-1010, Ext. 159
                                         Facsimile: (650) 745-1249
                                         E-mail: gary@westlakegroup.net
                  with a copy to:

                                         O'Melveny & Myers LLP
                                         Embarcadero Center West
                                         275 Battery Street, Suite 2600
                                         San Francisco, CA 94111-3305
                                         Attn: Stephen A. Cowan
                                         Telephone: 415-984-8735
                                         Facsimile: 415-984-8701
                                         E-mail: scowan@omm.com

                  Any of the parties to this Agreement may from time to time change the address specified for notice and/or the identity of the person or persons to whose attention such notices are to be addressed, by notice to the other parties.

         (b) Successors and Assigns; Third Party Beneficiaries. This Agreement shall benefit and be binding upon KWLP, KIMCO and Contributors and their respective permitted successors and assigns. For the purposes of this Agreement, KWLP's successors and assigns shall only be any entity into which KWLP is merged or which acquires all or substantially all of KWLP's assets. A successor to KWLP as to any Contributed Property shall not be a successor or assign for purposes of this Agreement.

                  This Agreement is intended for the benefit of any person or entity which directly owns an interest in a Contributor, including, without limitation, any Actual Taxpayer, and each such person or entity shall be entitled to all the benefits and rights of a Contributor under Sections 2 and 3 and under every other provision of this Agreement, and shall for all purposes of this Agreement be a Contributor as fully as if each such person or entity were a Contributor hereunder and a signatory hereto.

                  In the event of a sale, assignment, transfer or other disposition of Units by a Contributor other than in a fully taxable transaction, the successor holder or holders who thereupon become Contributions hereunder shall automatically become a party to this Agreement and shall be entitled to all of the benefits and burdens of this Agreement if they execute and become a party hereto following a request to the General Partner. Any such successor Contributor may request KWLP and KIMCO to execute, and in such event KWLP and KIMCO shall execute, an addendum or other appropriate instrument countersigned by the requesting Contributor acknowledging such Contributor's status as a Contributor under, and as a party to, this Agreement.

         (c) Modification. None of the terms or provisions of this Agreement may be modified, discharged or terminated except by instrument signed in writing by KWLP, KIMCO and the Contributors (but not including in this paragraph (c) any Actual Taxpayers that do not own Units). KWLP, KIMCO and any Contributor may, as between themselves, amend this Agreement, and any such amendment shall be binding upon KWLP, KIMCO and any such Contributor (and binding upon any Actual Taxpayers to the extent their rights under this Agreement arise due to their interest in Contributor, but not binding on any Actual Taxpayers as to the rights, if any, any such Actual Taxpayers may have due to their interests in other Contributors), but any such amendment shall not be binding upon nor otherwise affect any of the rights, duties and obligations between KWLP, KIMCO and any Contributor not a signatory to any such amendment.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         (e) Collection Costs. KWLP shall pay to each Contributor, on demand, any and all expenses paid or incurred by any such Contributor, including reasonable attorneys' fees and disbursements, in connection with the enforcement of, and collection of any amounts due under, this Agreement; provided, however, that following any dispute concerning amounts due hereunder, the prevailing party in such dispute shall be entitled to reasonable attorneys' fees and disbursements incurred in connection with such dispute.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         IN WITNESS WHEREOF, KRC, KWLP, KIMCO and the Contributor have caused this Agreement to be signed personally or by their respective officers, general partners or members thereunto duly authorized all as of the date first written above.

                                  KRC:       KIMWEST 186, INC.,
                                  ---        a Delaware corporation

                                             By:______________________________

                                                ______________________________

                                KIMCO:       KIMCO REALTY CORPORATION,
                                -----        a Maryland corporation

                                             By:______________________________

                                                ______________________________

                                 WKLP:       KIMCO WESTLAKE, L.P.,
                                 ----        a California limited partnership

                                             By:______________________________

                                                ______________________________

                          Contributor:       WESTLAKE DEVELOPMENT COMPANY, INC.,
                          -----------        a California corporation



                                             By:______________________________
                                                     Gary Wong, President

                                   Schedule 1

                             Contributed Properties

"Contributed Properties" means the parcels of real property listed below, including any improvements now or hereafter constructed on such parcels, and any interest in any entity owning, directly or indirectly, such real property:

All that certain real property located in the County of San Mateo, State of California, described as follows:

CITY OF DALY CITY

PARCEL 1:
---------

BEGINNING AT A POINT ON THE SOUTHERLY PROLONGATION OF THE WESTERLY BOUNDARY OF PARK PLAZA DRIVE, WHICH POINT BEARS SOUTH 20 DEGREES 18' EAST, 68.50 FEET FROM THE SOUTHEASTERLY CORNER OF LOT 13, BLOCK 22, AS DESIGNATED ON THE MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 17, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19; THENCE ALONG SAID SOUTHERLY PROLONGED LINE AND ALONG THE WESTERLY LINE OF PARK PLAZA DRIVE, AS DESIGNATED ON THE MAP ENTITLED, "WESTLAKE UNIT NO. 3-A, DALY CITY, SAN MATE0 COUNTY, CALIFORNIA", WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON JANUARY 17, 1951, IN BOOK 32 OF MAPS AT PAGE 44, SOUTH 20 DEGREES 18' EAST, 92.50 FEET AND SOUTHERLY TANGENT TO LAST SAID COURSE ALONG THE WESTERLY BOUNDARY OF PARK PLAZA DRIVE ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 437.00 FEET AND SUBTENDING A CENTRAL ANGLE OF 2 DEGREES 15' 42", AN ARC DISTANCE OF 17.50 FEET; THENCE LEAVING SAID LINE OF PARK PLAZA DRIVE, SOUTH 69 DEGREES 42' WEST, 335.58 FEET; THENCE NORTH 33 DEGREES 26' 30" WEST, 31.03 FEET; THENCE NORTH 20 DEGREES 18' WEST, 79.78 FEET; THENCE NORTH 69 DEGREES 42' EAST, 343.00 FEET TO THE POINT OF BEGINNING.

JOINT PLANT NOS.  002-020-201-52A
                  002-020-201-53A
                  002-020-201-54A

PARCEL 2:
---------

BEGINNING AT A POINT ON THE SOUTHERLY BOUNDARY OF SOUTHGATE AVENUE, DISTANT THEREON NORTH 69 DEGREES 42' EAST, 20.50 FEET FROM


                                 Schedule 1 - 1

THE INTERSECTION OF SAID SOUTHERLY BOUNDARY AND THE CENTERLINE OF LAKE MERCED BOULEVARD, FORMERLY LYNNEWOOD DRIVE, PROJECTED, AS DELINEATED AND DESCRIBED UPON THE MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGE 19; THENCE NORTH 69 DEGREES 42' EAST,
18.50 FEET; THENCE NORTH 20 DEGREES 18' WEST, 11.50 FEET; THENCE NORTH 69 DEGREES 42' EAST, 339.00 FEET TO THE WESTERLY BOUNDARY OF THE COLMA SEWER MAINTENANCE DISTRICT EASEMENT; THENCE SOUTH 20 DEGREES 18' EAST, ALONG SAID WESTERLY BOUNDARY, 153.96 FEET; THENCE CONTINUING ALONG SAID WESTERLY BOUNDARY, SOUTH 1 DEGREE 40' 50" EAST, 89.74 FEET; THENCE LEAVING SAID WESTERLY BOUNDARY, SOUTH 69 DEGREES 42' WEST, 329.84 FEET; THENCE NORTH 20 DEGREES 18' WEST, 227.50 FEET TO THE POINT OF BEGINNING.

JOINT PLANT NO.   002-020-201-14A

PARCEL 3:
---------

BEGINNING AT A POINT ON THE SOUTHERLY LINE OF SOUTHGATE AVENUE, AS SHOWN ON THE MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19; SAID POINT BEING AT THE INTERSECTION OF SAID SOUTHERLY LINE OF SOUTHGATE AVENUE AND THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF LAKE MERCED BOULEVARD, FORMERLY LYNNEWOOD DRIVE, SAID WESTERLY LINE HAVING A BEARING OF SOUTH 20 DEGREES 18' EAST, AS SHOWN ON SAID MAP; THENCE ALONG SAID SOUTHERLY LINE SOUTH 69 DEGREES 42' WEST,. 130 FEET; THENCE SOUTH 20 DEGREES 18' EAST, 105 FEET; THENCE SOUTH 65 DEGREES 18' EAST, 28.28 FEET; THENCE NORTH 69 DEGREES 42' EAST, 110 FEET; THENCE EASTERLY AND NORTHERLY ALONG THE ARC OF A CURVE TO THE LEFT FROM A TANGENT BEARING NORTH 69 DEGREES 42' EAST, SAID CURVE HAVING A RADIUS OF 23 FEET AND A CENTRAL ANGLE OF 90 DEGREES 00', A DISTANCE OF 36.13 FEET; THENCE NORTH 20 DEGREES 18' WEST, 102.00 FEET TO THE SAID SOUTHEASTERLY LINE OF SOUTHGATE AVENUE; THENCE ALONG SAID LINE OF SOUTHGATE AVENUE, SOUTH 69 DEGREES 42' WEST,
23.00 FEET TO THE POINT OF BEGINNING.

JOINT PLANT NO.   002-020-201-55A

PARCEL 4:
---------

BEGINNING AT A POINT ON THE SOUTHERLY LINE OF SOUTHGATE AVENUE, AS SAID SOUTHGATE AVENUE, IS SHOWN ON THE MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", WHICH MAP WAS FILED IN THE



                                 Schedule 1 - 2

OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19, SAID POINT BEING DISTANT ON SAID SOUTHERLY LINE, SOUTH 69 DEGREES 42' WEST, 130.00 FEET FROM THE INTERSECTION OF THE SOUTHERLY PROJECTION OF THE WESTERLY LINE OF LAKE MERCED BOULEVARD, FORMERLY LYNNEWOOD DRIVE AND THE SOUTHERLY LINE OF SAID SOUTHGATE AVENUE, ALL AS SHOWN ON THE AFOREMENTIONED MAP; THENCE FROM SAID POINT OF BEGINNING, CONTINUING ALONG SAID SOUTHERLY LINE OF SOUTHGATE AVENUE, AS FOLLOWS:

SOUTH 69 DEGREES 42' WEST, 186.00 FEET, NORTH 20 DEGREES 18' WEST, 5.00 FEET, NORTHWESTERLY ON THE ARC OF A CURVE TO THE RIGHT FROM A TANGENT WHICH BEARS SOUTH 69 DEGREES 42' WEST, SAID CURVE HAVING A RADIUS OF 239.80 FEET, A CENTRAL ANGLE OF 29 DEGREES 54' 59", AN ARC DISTANCE OF 125.21 FEET TO A POINT ON REVERSE CURVATURE AND WESTERLY ON THE ARC OF A CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 1,500.00 FEET, A CENTRAL ANGLE OF 3 DEGREES 58' lo", AN ARC DISTANCE OF 103.92 FEET; THENCE SOUTH 5 DEGREES 38' 49" WEST, 93.73 FEET; THENCE NORTH 89 DEGREES 46' WEST, 39.97 FEET; THENCE SOUTHEASTERLY ON THE ARC OF A CURVE TO THE RIGHT FROM A TANGENT, WHICH BEARS SOUTH 76 DEGREES 36' 06" EAST, SAID CURVE HAVING A RADIUS OF 224 FEET AND A CENTRAL ANGLE OF 1 DEGREE 07' 06", A DISTANCE OF 4.37 FEET; THENCE SOUTH 75 DEGREES 29' EAST, 94.34 FEET; THENCE SOUTHEASTERLY TANGENT TO THE LAST SAID COURSE ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 124.00 FEET, SUBTENDING A CENTRAL ANGLE OF 18 DEGREES 26', AN ARC DISTANCE OF 39.89 FEET; THENCE SOUTH 57 DEGREES 03' EAST, 59.03 FEET; THENCE NORTH 69 DEGREES 42' EAST, 341.76 FEET; THENCE NORTH 65 DEGREES 18' WEST, 15.38 FEET AND NORTH 20 DEGREES 18' WEST, 105.00 FEET TO THE POINT OF BEGINNING.

JOINT PLANT NOS.  002-019-191-33A
                  002-020-201-56A

PARCEL 5:
---------

BEGINNING AT A POINT, DISTANT SOUTH 20 DEGREES 18' EAST, 161.00 FEET AND SOUTHERLY TANGENT TO THE LAST SAID COURSE, ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 437.00 FEET, SUBTENDING A CENTRAL ANGLE OF 4 DEGREES 15' 54", AN ARC DISTANCE OF 32.53 FEET FROM THE SOUTHEAST CORNER OF LOT 13, IN BLOCK 22, AS SAID LOT AND BLOCK, ARE SHOWN ON THAT CERTAIN MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19; THENCE FROM SAID POINT OF BEGINNING, SOUTH 69 DEGREES 42' WEST, 331.22 FEET TO A POINT IN THE NORTHEASTERLY LINE OF SAN FRANCISCO WATER DEPARTMENT




                                 Schedule 1 - 3

PIPELINE EASEMENT, 50.00 FEET WIDE; THENCE ALONG SAID LINE SOUTH 33 DEGREES 26' 30" EAST, 9.50 FEET; THENCE LEAVING SAID LINE SOUTH 9 DEGREES 19' 20" WEST,
131.42 FEET; THENCE SOUTH 69 DEGREES 42' WEST, 430.38 FEET; THENCE NORTH 1 DEGREE 44' EAST, 10.53 FEET; THENCE TANGENT TO THE LAST SAID COURSE, NORTHERLY ON THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 283.00 FEET, SUBTENDING A CENTRAL ANGLE OF 15 DEGREES 33' 18", AN ARC DISTANCE OF 76.83 FEET TO A POINT, DISTANT SOUTH 69 DEGREES 42' WEST, 18.81 FEET AND SOUTH 20 DEGREES 18' EAST,
193.00 FEET FROM THE MONUMENT AT THE INTERSECTION ON THE CENTERLINES OF SOUTHGATE AVENUE AND LAKE MERCED BOULEVARD (FORMERLY LYNNEWOOD DRIVE), AS SHOWN ON THE AFORESAID MAP OF WESTLAKE SUBDIVISION NO. 3; THENCE SOUTH 69 DEGREES 42' WEST, 136.62 FEET; THENCE NORTH 50 DEGREES 18' WEST, 14.00 FEET; THENCE SOUTH 69 DEGREES 42' WEST, 305.84 FEET; THENCE SOUTH 32 DEGREES 57' WEST, 35.19 FEET; THENCE NORTH 57 DEGREES 03' WEST, 98.58 FEET; THENCE NORTHWESTERLY TANGENT TO THE LAST SAID COURSE ON THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 100.00 FEET, SUBTENDING A CENTRAL ANGLE OF 18 DEGREES 26', AN ARC DISTANCE OF 32.17 FEET; THENCE NORTH 75 DEGREES 29' WEST, 94.34 FEET; THENCE WESTERLY TANGENT TO THE LAST SAID COURSE, ON THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 200.00 FEET, SUBTENDING A CENTRAL ANGLE OF 11 DEGREES 42', AN ARC DISTANCE OF 40.84 FEET; THENCE NORTH 87 DEGREES 11' WEST, 85.30 FEET TO A POINT IN THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF THE DALY CITY PUBLIC LIBRARY SITE, AS DESCRIBED IN THE DEED FROM HENRY DOELGER BUILDER, INCORPORATED, TO CITY OF DALY CITY, A MUNICIPAL CORPORATION, DATED APRIL 8, 1957, AND RECORDED SEPTEMBER 3, 1959, IN BOOK 3667, PAGE 97 (84159-R), DISTANT THEREON SOUTH 0 DEGREES 14' WEST,
14.47 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE ALONG SAID LINE NORTH 0 DEGREES 14' EAST, 14.47 FEET TO SAID SOUTHWEST CORNER OF THE DALY CITY PUBLIC LIBRARY SITE; THENCE ALONG THE SOUTHERLY LINE OF SAID LIBRARY SITE, SOUTH 89 DEGREES 46' EAST, 127.22 FEET; THENCE LEAVING SAID LINE EASTERLY FROM A TANGENT BEARING SOUTH 76 DEGREES 36' 06" EAST, ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 224.00 FEET, SUBTENDING A CENTRAL ANGLE OF 1 DEGREE 07' 06", AN ARC DISTANCE OF 4.37 FEET; THENCE SOUTH 75 DEGREES 29' EAST 94.34 FEET; THENCE SOUTHEASTERLY TANGENT TO THE LAST SAID COURSE ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 124.00 FEET, SUBTENDING A CENTRAL ANGLE OF 18 DEGREES 26', AN ARC DISTANCE OF 39.89 FEET; THENCE SOUTH 57 DEGREES 03' EAST, 59.03 FEET; THENCE NORTH 69 DEGREES 42' EAST, 341.76 FEET; THENCE SOUTH 65 DEGREES 18' EAST, 12.90 FEET; THENCE NORTH 69 DEGREES 42' EAST, 110.00 FEET; THENCE NORTHERLY TANGENT TO THE LAST SAID COURSE, ON THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 23.00 FEET, SUBTENDING A CENTRAL ANGLE OF 90 DEGREES 001, AN ARC DISTANCE OF 36.13 FEET TO A POINT DISTANT, SOUTH 69 DEGREES 42' WEST, 17.00 FEET AND SOUTH 20 DEGREES 18' EAST, 142.00 FEET FROM AFORESAID MONUMENT, AT THE INTERSECTION OF THE CENTERLINES




                                 Schedule 1 - 4

OF SOUTHGATE AVENUE AND LAKE MERCED BOULEVARD (FORMERLY LYNNEWOOD DRIVE); THENCE NORTH 20 DEGREES 18' WEST, 102.00 FEET TO A POINT IN THE SOUTHEASTERLY LINE OF SOUTHGATE AVENUE; THENCE ALONG SAID SOUTHEASTERLY LINE OF SOUTHGATE AVENUE, NORTH 69 DEGREES 42' EAST, 37.50 FEET; THENCE LEAVING SAID LINE, SOUTH 20 DEGREES 18' EAST, 227.50 FEET; THENCE NORTH 69 DEGREES 42' EAST, 329.85 FEET; THENCE NORTH 1 DEGREE 40' 50" WEST, 89.74 FEET; THENCE NORTH 20 DEGREES 18' WEST, 153.96 FEET TO A POINT IN THE LINE PARALLEL WITH THE CENTERLINE OF SOUTHGATE AVENUE AND RIGHT ANGLES, DISTANT SOUTHEASTERLY 28.50 FEET THEREFROM; THENCE ALONG SAID PARALLEL LINE, NORTH 69 DEGREES 42' EAST, 62.00 FEET TO A POINT IN THE NORTHEASTERLY LINE OF AFORESAID SAN FRANCISCO WATER DEPARTMENT PIPELINE EASEMENT; THENCE ALONG SAID LINE SOUTH 20 DEGREES 18' EAST, 79.78 FEET TO AN ANGLE POINT THEREIN AND SOUTH 33 DEGREES 26' 30" EAST, 31.03 FEET; THENCE LEAVING SAID LINE NORTH 69 DEGREES 42' EAST, 335.58 FEET TO A POINT IN THE SOUTHEASTERLY EXTENSION OF THE SOUTHWESTERLY LINE OF PARK PLAZA DRIVE; THENCE SOUTHERLY ALONG LAST SAID LINE FROM A TANGENT, BEARING SOUTH 18 DEGREES 00' 18" EAST, ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 437.00 FEET, SUBTENDING A CENTRAL ANGLE OF 1 DEGREE 58' 12", AN ARC DISTANCE OF 15.03 FEET TO THE POINT OF BEGINNING.

JOINT PLANT NOS.  002-019-191-34A
                  002-020-201-57A

PARCEL 6:
---------

NON-EXCLUSIVE EASEMENT FOR THE INSTALLATION AND MAINTENANCE OF UTILITIES AND DRAINAGE FACILITIES AND FOR DRIVEWAY PURPOSES OVER, ACROSS AND UPON THE FOLLOWING DESCRIBED REAL PROPERTY BEING APPURTENANT TO THE ABOVE PARCELS 1, 2, 3 AND 4.

BEGINNING AT A POINT DISTANT SOUTH 20 DEGREES 18' EAST, 161.00 FEET AND TANGENT TO THE LAST SAID COURSE SOUTHERLY ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 437.00 FEET; SUBTENDING A CENTRAL ANGLE OF 4 DEGREES 15' 54", AN ARC DISTANCE OF 32.53 FEET FROM THE SOUTHEAST CORNER OF LOT 13 IN BLOCK 22, AS SAID LOT AND BLOCK ARE SHOWN ON THAT CERTAIN MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19; THENCE FROM SAID POINT OF BEGINNING, SOUTH L69 DEGREES 42' WEST,
331.22 FEET TO A POINT IN THE NORTHEASTERLY LINE OF THE SAN FRANCISCO WATER DEPARTMENT PIPELINE EASEMENT, 50.00 FEET WIDE; THENCE ALONG SAID LINE SOUTH 33 DEGREES 26' 30" EAST, 9.50 FEET; THENCE LEAVING SAID LINE SOUTH 9 DEGREES 19' 20" WEST, 6.61 FEET; THENCE NORTH 69 DEGREES 42' EAST, 330.95 FEET; THENCE NORTHERLY FROM A TANGENT BEARING NORTH 14 DEGREES 03' 36" WEST, ON THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 437.00 FEET, SUBTENDING A CENTRAL ANGLE OF 1 DEGREE 58' 30", AN ARC DISTANCE OF 15.06 FEET TO THE POINT OF BEGINNING.




                                 Schedule 1 - 5

PARCEL 7:
---------

NON-EXCLUSIVE EASEMENT FOR THE INSTALLATION AND MAINTENANCE OF UTILITIES AND DRAINAGE FACILITIES AND FOR DRIVEWAY PURPOSES OVER, ACROSS AND UPON THE FOLLOWING DESCRIBED REAL PROPERTY BEING APPURTENANT TO THE ABOVE PARCELS 1, 2, 3 AND 4.

BEGINNING FOR REFERENCE AT THE MONUMENT AT THE INTERSECTION OF THE CENTERLINES 0~ SOUTHGATE AVENUE AND LAKE MERCED BOULEVARD (FORMERLY LYNNEWOOD DRIVE), AS SHOWN ON AFORESAID MAP OF WESTLAKE SUBDIVISION NO. 3; THENCE ALONG THE CENTERLINE OF SOUTHGATE AVENUE, SOUTH 69 DEGREES 42' WEST, 17.00 FEET; THENCE LEAVING SAID CENTERLINE AT A RIGHT ANGLE, SOUTH 20 DEGREES 18' EAST, 161.07 FEET; THENCE SOUTHERLY TANGENT TO THE LAST SAID COURSE, ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 283.00 FEET; SUBTENDING A CENTRAL ANGLE OF 22 DEGREES 02', AN ARC DISTANCE OF 108.83 FEET; THENCE SOUTH 1 DEGREE 44' WEST, 10.53 FEET TO THE TRUE POINT OF BEGINNING, SOUTH 1 DEGREE 44' WEST, 11.33 FEET; THENCE NORTH 69 DEGREES 42' EAST, 428.66 FEET; THENCE NORTH 9 DEGREES 19' 20" EAST,
12.08 FEET; THENCE SOUTH 69 DEGREES 42' WEST, 430.38 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 8:
---------

ALL OF BLOCK 22, AS DESIGNATED ON THE MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS AT PAGES 17, 18 AND 19.

PARCEL 9:
---------

THAT CERTAIN PORTION OF SOUTH MAYFAIR AVENUE ADJOINING BLOCK 22, AS SHOWN ON THAT CERTAIN MAP ENTITLED, "WESTLAKE SUBDIVISION NO. 3, DALY CITY, CALIFORNIA", FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON APRIL 7, 1950, IN BOOK 31 OF MAPS, AT PAGE 19, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID BLOCK 22, SAID CORNER BEING THE SOUTHWESTERLY CORNER OF THE INTERSECTION OF PARK PLAZA DRIVE AND SOUTH MAYFAIR AVENUE; THENCE WESTERLY SOUTH 69O 42' WEST, 10 FEET ALONG THE NORTHERLY LINE OF BLOCK 22 TO THE TRUE POINT OF BEGINNING; THENCE WESTERLY ALONG SAID NORTHERLY LINE, SOUTH 69O 42' WEST, 714 FEET TO A POINT 20 FEET FROM THE NORTHWEST CORNER OF SAID BLOCK 22, SAID CORNER BEING THE SOUTHEASTERLY CORNER OF THE INTERSECTION OF LAKE MERCED BOULEVARD AND SOUTH MAYFAIR AVENUE; THENCE NORTH 20'= 18' WEST, 75 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF SOUTH MAYFAIR AVENUE; THENCE NORTH 69O 42' EAST, 714 FEET ALONG SAID NORTHERLY LINE; THENCE SOUTH 20(degree) 18' EAST, 75 FEET TO THE TRUE POINT OF BEGINNING.




                                 Schedule 1 - 6

ASSESSOR'S PARCEL NO. 002-170-190


JOINT PLANT NOS.  002-017-170-02A
                           002-017-170-03A
                           002-017-170-04A
                           002-017-170-05A
                           002-017-170-07A
                           002-017-170-08A
                           002-017-170-09A
                           002-017-170-10A
                           002-017-170-11A
                           002-017-170-12A
                           002-017-170-13A
                           002-017-170-14A
                           002-017-170-16A
                           002-017-170-17A
                           002-017-170-18A
                           002-017-170-19A

ASSESSOR'S PARCEL NOS.                  002-170-020
                                        002-170-030
                                        002-170-040
                                        002-170-050
                                        002-170-070
                                        002-170-080
                                        002-170-090
                                        002-170-100
                                        002-170-110
                                        002-170-120
                                        002-170-130
                                        002-170-140
                                        002-170-160
                                        002-170-170
                                        002-170-180

ASSESSOR'S PARCEL NOS.                  002-191-330
                                        002-191-340
                                        002-201-140
                                        002-201-520
                                        002-201-530
                                        002-201-540
                                        002-201-550
                                        002-201-560
                                        002-201-570
                                        002-170-190



                                 Schedule 1 - 7